                                                                     EXHIBIT 3.3








                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                       ENBRIDGE ENERGY MANAGEMENT, L.L.C.





                       DATED AS OF ________________, 2002

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                       ENBRIDGE ENERGY MANAGEMENT, L.L.C.
                      A DELAWARE LIMITED LIABILITY COMPANY


                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS


SECTION 1.01.       Definitions................................................................1

SECTION 1.02.       Construction...............................................................7

                                    ARTICLE II
                                   ORGANIZATION

SECTION 2.01.       Formation and Continuation.................................................8

SECTION 2.02.       Name.......................................................................8

SECTION 2.03.       Registered Office; Registered Agent; Principal Office; Other Offices.......8

SECTION 2.04.       Purpose; Powers............................................................8

SECTION 2.05.       Foreign Qualification......................................................9

SECTION 2.06.       Power of Attorney..........................................................9

SECTION 2.07.       Term......................................................................10

SECTION 2.08.       Taxation as Corporation; No State-Law Partnership.........................10

SECTION 2.09.       Title to Company Assets...................................................10

                                   ARTICLE III
                           SHAREHOLDERS; CERTIFICATES;
                          TRANSFER OF COMPANY SECURITIES

SECTION 3.01.       Shareholders..............................................................11

SECTION 3.02.       No Liability to Third Parties.............................................11

SECTION 3.03.       No Resignation or Expulsion...............................................11

SECTION 3.04.       Certificates..............................................................11

SECTION 3.05.       Register, Registration of Transfer and Exchange...........................12

SECTION 3.06.       Mutilated, Destroyed, Lost or Stolen Certificates.........................13

                                   ARTICLE IV
               AUTHORIZATION AND ISSUANCE OF COMPANY SECURITIES

SECTION 4.01.       Company Securities........................................................14

SECTION 4.02.       Voting Shares.............................................................15

SECTION 4.03.       Listed Shares.............................................................17

SECTION 4.04.       Splits and Combinations...................................................20

SECTION 4.05.       Withholding...............................................................21

                                       i
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                                    ARTICLE V
                                   MANAGEMENT

SECTION 5.01.       Management of the Company's Affairs.......................................21

SECTION 5.02.       Board of Directors........................................................21

SECTION 5.03.       Restrictions on the Board of Directors' Authority.........................23

SECTION 5.04.       Committees................................................................23

SECTION 5.05.       Officers..................................................................24

SECTION 5.06.       Compensation..............................................................26

SECTION 5.07.       Business Opportunities....................................................26

SECTION 5.08.       Interested Officers or Directors..........................................27

SECTION 5.09.       Resolutions of Conflicts of Interest......................................27

SECTION 5.10.       Duties of Record Holders of Voting Shares and Directors...................28

SECTION 5.11.       Indemnification...........................................................29

SECTION 5.12.       Liability of Indemnitees..................................................31

SECTION 5.13.       Facsimile Signatures......................................................31

                                   ARTICLE VI
                               BOOKS AND RECORDS;
                            INFORMATION AND ACCOUNTS

SECTION 6.01.       Maintenance of Books and Records..........................................31

SECTION 6.02.       Information...............................................................32

SECTION 6.03.       Accounts..................................................................32

                                   ARTICLE VII
              DISSOLUTION, WINDING-UP AND TERMINATION; CERTAIN MERGERS

SECTION 7.01.       Dissolution...............................................................32

SECTION 7.02.       Winding-Up and Termination................................................33

SECTION 7.03.       Merger Relating to Change in Tax Status...................................33

                                  ARTICLE VIII
                             AMENDMENT OF AGREEMENT;
                        SHAREHOLDER MEETINGS; RECORD DATE

SECTION 8.01.       Amendment Procedures......................................................34

SECTION 8.02.       Meetings..................................................................34

SECTION 8.03.       Notice of a Meeting.......................................................35

SECTION 8.04.       Record Date...............................................................35

SECTION 8.05.       Adjournment...............................................................35

SECTION 8.06.       Waiver of Notice; Approval of Meeting; Approval of Minutes................35

SECTION 8.07.       Quorum; Voting............................................................36

SECTION 8.08.       Conduct of Meeting........................................................36

SECTION 8.09.       Action Without a Meeting..................................................36

SECTION 8.10.       Voting and Other Rights...................................................37

                                       ii

                                   ARTICLE IX
                                   COVENANTS

SECTION 9.01.       Covenants.................................................................38

                                   ARTICLE X
                              GENERAL PROVISIONS

SECTION 10.01.      Fiscal Year...............................................................38

SECTION 10.02.      Offset....................................................................38

SECTION 10.03.      Notices...................................................................38

SECTION 10.04.      Entire Agreement..........................................................39

SECTION 10.05.      Waiver....................................................................39

SECTION 10.06.      Binding Effect............................................................39

SECTION 10.07.      Governing Law; Severability...............................................39

SECTION 10.08.      Further Action............................................................39

SECTION 10.09.      No Right to Action for Dissolution or Partition...........................39

SECTION 10.10.      Third-Party Beneficiaries.................................................39

SECTION 10.11.      Creditors.................................................................40

SECTION 10.12.      Counterparts..............................................................40


ANNEX A - Purchase Provisions
ANNEX B - Delegation of Control Agreement

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                       ENBRIDGE ENERGY MANAGEMENT, L.L.C.

      This Amended and Restated Limited Liability Company Agreement of Enbridge Energy Management, L.L.C., a Delaware limited liability company (the "COMPANY"), dated as of _____________, 2002, is agreed to by and among Enbridge Energy Company, Inc., a Delaware corporation (the "ORGANIZATIONAL SHAREHOLDER"), and any other Persons (as defined below) who become Shareholders (as defined below) of the Company or parties hereto as provided herein.

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01. DEFINITIONS. As used in this Agreement, except as defined otherwise in the Purchase Provisions (within each of which the definitions in which shall control), the following terms shall have the following respective meanings:

      "ACT" means the Delaware Limited Liability Company Act, as amended from time to time, and any successor to such statute.

      "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used in this definition of "AFFILIATE," the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "AGREEMENT" means this Amended and Restated Limited Liability Company Agreement, including the Purchase Provisions, as amended, supplemented or restated from time to time.

      "ASSIGNEE" means a Person to whom one or more Company Securities have been transferred in a manner permitted under this Agreement.

      "AUDIT COMMITTEE" has the meaning assigned to such term in SECTION
5.04(c).

      "AVERAGE MARKET PRICE" means, except as otherwise provided in the Purchase Provisions, the average of the daily Closing Prices per Listed Share during the ten consecutive Trading Days prior to the date on which the Listed Shares begin to trade ex-dividend, but not including that date. For the purpose of this definition, the "date on which the Listed Shares begin to trade ex-dividend" means the date on which "EX-DIVIDEND" trading commences for a Share Distribution on the principal National Securities Exchange on which the Listed Shares are then listed or admitted to trading.

      "BANKRUPTCY" or "BANKRUPT" means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is insolvent or has entered against such Person an order for relief in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; or (b) 120 days have passed after the commencement of any proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law, if the proceeding has not been dismissed, or 90 days have passed after the appointment without such Person's consent or the acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties, if the appointment is not vacated or stayed, or 90 days have passed after the date of expiration of any such stay, if the appointment has not been vacated.

      "BENEFICIAL OWNER" has the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the date of this Agreement, and the terms "BENEFICIAL OWNERSHIP," "BENEFICIALLY OWN," "BENEFICIALLY OWNED" and similar terms have correlative meanings.

      "BOARD OF DIRECTORS" has the meaning assigned to it in SECTION 5.01(a).

      "CERTIFICATE" has the meaning assigned to it in SECTION 3.04(a).

      "CERTIFICATE OF MERGER" means any certificate of merger or similar document filed with any Secretary of State or similar governmental authority pursuant to the Act or any other applicable Law in connection with a merger of the Company pursuant to SECTION 7.03.

      "CHAIRMAN OF THE BOARD" has the meaning assigned to it in SECTION
5.02(g).

      "CLASS A COMMON UNIT" has the meaning assigned to it in the Partnership Agreement.

      "CLOSING DATE" means the date of the sale by the Company of Listed Shares to the Underwriters pursuant to the Underwriting Agreement.

      "CLOSING PRICE" means (a) for securities that are listed on a National Securities Exchange, the last sale price for that day, regular way, or, if there are no sales on that day, the average of the closing bid and asked prices for that day, regular way, in either case as reported in the principal composite transactions reporting system for the principal National Securities Exchange on which the securities are listed; or (b) for securities that are not listed on a National Securities Exchange, (i) the last quoted price on that day, or if no price is quoted, the average of the high bid and low asked prices on that day, each as reported by the National Association of Securities Dealers Automated Quotation System; (ii) if on that day the securities are not so quoted, the average of the closing bid and asked prices on that day furnished by a professional market maker in the securities selected by the Board of Directors in its sole discretion; or (iii) if on that day no market maker is making a market in the securities, the fair value of the securities as determined by the Board of Directors in its sole discretion.

      "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time and as interpreted by the applicable regulations thereunder. All references herein to a specific SECTION or SECTIONs of the Code shall be deemed to include a reference to any corresponding provision or provisions of future Law.

      "COMMON UNIT" has the meaning assigned to it in the Partnership
Agreement.

      "COMPANY" means Enbridge Energy Management, L.L.C., a Delaware limited liability company.

      "COMPANY SECURITIES" means any equity securities of the Company and includes Voting Shares, Listed Shares and any other series or class of equity securities that may be approved in accordance with SECTION 4.01(a), as the context requires.

      "DELEGATION OF CONTROL AGREEMENT" means the Delegation of Control Agreement dated as of _____________, 2002 among the Organizational Shareholder, the Partnership and the Company, attached hereto as Annex B, as amended, supplemented or restated from time to time.

      "DGCL" means the General Corporation Law of the State of Delaware, as amended.

      "DIRECTOR" means a member of the Board of Directors elected as provided in SECTION 5.02, but such term does not include any Person who has ceased to be a member of the Board of Directors. Directors are "managers" (as such term is defined in the Act) of the Company.

      "DISPOSE", "DISPOSING" or "DISPOSITION" means, with respect to any Company Security or Shareholder Interest, a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such Company Security or Shareholder Interest, whether such disposition be voluntary, involuntary or by operation of Law, including the following: (a) in the case of a Company Security or Shareholder Interest owned by a natural person, a transfer of such Company Security or Shareholder Interest upon the death of its owner, whether by will, intestate succession or otherwise; (b) in the case of Company Security or Shareholder Interest owned by an entity, (i) a merger or consolidation of such entity (other than where such entity is the survivor thereof), (ii) a conversion of such entity into another type of entity, or
(iii) a distribution of such Company Security or Shareholder Interest, including in connection with the dissolution, liquidation, winding-up or termination of such entity (unless, in the case of dissolution, such entity's business is continued without the commencement of liquidation or winding-up); and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance.

      "DISSOLUTION EVENT" has the meaning assigned to it in SECTION 7.01(a).

      "ENBRIDGE INC." means Enbridge Inc., a Canadian corporation, and its successor by merger, consolidation or acquisition of all or substantially all of its assets.

      "ENCUMBER", "ENCUMBERING" or "ENCUMBRANCE" means the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Law.

      "ENTITY" means a corporation, limited liability company, joint venture, partnership, trust, unincorporated organization, association or other entity.

      "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor to such statute and all rules and regulations promulgated thereunder.

      "GROUP" means a "GROUP" of Persons as defined in SECTION 13(d)(3) of the Exchange Act.

      "INCENTIVE PLAN" means any plan or arrangement pursuant to which the Company may compensate its Directors, Officers, employees, consultants, and service providers.

      "INDEMNITEES" means (a) the Record Holders of Voting Shares; (b) any Person who is or was an Affiliate of the Record Holders of Voting Shares; (c) any Person who is or was an officer, director, employee, partner, agent or trustee of the Record Holders of Voting Shares, the Company or any of their respective Affiliates; or (d) any Person who is or was serving at the request of the Record Holders of Voting Shares, the Company or any of their respective Affiliates as a director, officer, employee, partner, agent or trustee of another Person.

      "INITIAL PUBLIC OFFERING" means the consummation of the first underwritten public offering of Listed Shares pursuant to an effective registration statement filed under the Securities Act, as underwritten by the Underwriters pursuant to the Underwriting Agreement.

      "I-UNIT" has the meaning assigned to it in the Partnership Agreement.

      "LAW" means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a governmental authority, and includes any applicable rule of any National Securities Exchange on which Company Securities are traded or listed.

      "LIQUIDATOR" has the meaning assigned to such term in SECTION 7.02(a).

      "MERGER AGREEMENT" means any agreement and plan of merger or similar agreement entered into by the Company in connection with any merger pursuant to SECTION 7.03.

      "LISTED SHARE" has the meaning assigned to it in SECTION 4.01(a).

      "NATIONAL SECURITIES EXCHANGE" means an exchange registered with the Securities and Exchange Commission under SECTION 6(a) of the Exchange Act.

      "OFFICER" means any Person elected as an officer of the Company as provided in SECTION 5.05, but such term does not include any Person who has ceased to be an officer of the Company. Officers are "MANAGERS" (as such term is defined in the Act) of the Company.

      "OPERATING SUBSIDIARIES" has the meaning assigned to it in the Partnership Agreement.

      "OPINION OF COUNSEL" means a written opinion of counsel (who may be regular counsel to the Company or any Affiliate thereof) acceptable to the Board of Directors, any committee thereof or any Officer.

      "ORGANIZATIONAL CERTIFICATE" has the meaning assigned to it in SECTION
2.01.

      "ORGANIZATIONAL SHAREHOLDER" means Enbridge Energy Company, Inc., a Delaware corporation.

      "OUTSTANDING" means, with respect to any Company Securities, all Company Securities that are issued by the Company and reflected as outstanding on the books and records of the Company (including the Transfer Agent) as of the date of determination, excluding Company Securities held in treasury; PROVIDED, HOWEVER, that (a) any Listed Shares that are Beneficially Owned by any Person or Group, excluding the Record Holders of Voting Shares and their Affiliates, shall not be considered to be Outstanding for the purposes of SECTION 4.03(d) and Article 8 if the sum of the number of Listed Shares Beneficially Owned by such Person or Group plus the number of Common Units Beneficially Owned by such Person or Group equals 20% or more of the sum of the aggregate number of Listed Shares that are issued by the Company and reflected as outstanding on the books and records of the Company (including the Transfer Agent) as of the date of determination, but not including Listed Shares held in treasury, plus the aggregate number of Common Units that are issued by the Partnership and reflected as outstanding on the books and records of the Partnership (including any transfer agent) as of the date of determination, but not including Common Units held in treasury; and
(b) any Voting Shares or Listed Shares that are Beneficially Owned by the Record Holder of Voting Shares shall not be considered to be Outstanding for purposes of (i) any matter in respect of which the Record Holders of Voting Shares are and their Affiliates are not entitled to vote any Voting Shares pursuant to SECTION 4.02(b), and (ii) any matter that is presented to the Record Holders of Listed Shares pursuant to SECTION 4.03(d).

      "PARTNERSHIP" means Enbridge Energy Partners, L.P., a Delaware limited partnership.

      "PARTNERSHIP AGREEMENT" means the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of _____________, 2002, as amended, supplemented or restated from time to time.

      "PERSON" means a natural person or an Entity.

      "PRIOR AGREEMENT" means the Limited Liability Company Agreement of the Company dated as of May 14, 2002.

      "PURCHASE PROVISIONS" means the Purchase Provisions executed and adopted by Enbridge Inc. and attached hereto as Annex A, as amended, supplemented or restated from time to time, which are an integral part of this Agreement.

      "RECORD DATE" means the date established by the Board of Directors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of the Shareholders or entitled to vote by ballot or give approval of a Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of the Shareholders, (b) the identity of the Record Holders entitled to notice with respect to any other matter, or (c) the identity of the Record Holders entitled to receive any distribution, including a Share Distribution.

      "RECORD HOLDER" means the Person in whose name a Company Security is registered on the books and records of the Company or the Transfer Agent as contemplated in SECTION 3.05.

      "RESIGN" or "RESIGNATION" means the resignation, withdrawal or retirement of a Shareholder from the Company as a Shareholder. Such terms shall not include any Disposition of any Company Security, even though the Shareholder making a Disposition may cease to be a Shareholder as a result of such Disposition.

      "SECURITIES ACT" means the United States Securities Act of 1933, as amended from time to time, and any successor to such statute and all rules and regulations promulgated thereunder.

      "SECURITIES AND EXCHANGE COMMISSION" means the Securities and Exchange Commission of the United States and any successor thereto.

      "SHARE DISTRIBUTION" means a distribution in respect of a Company Security made or required to be made in an additional Company Security or a fraction thereof to any Shareholder pursuant to the terms of the Company Securities held by such Shareholder.

      "SHAREHOLDER" means any Person admitted as a shareholder in accordance with SECTION 3.01(a), but such term does not include any Person who has ceased to be a Record Holder of any Company Security. Shareholders are "members" (as such term is defined in the Act) of the Company.

      "SHAREHOLDER INTEREST" means a limited liability company interest (as such term is defined in the Act) of a Shareholder, including the right to receive Share Distributions and other distributions from the Company, together with all other rights, benefits and privileges enjoyed by the Shareholder (under the Act, the Organizational Certificate, this Agreement or otherwise) in its capacity as a Shareholder, including the right to vote, consent and approve, and all obligations, duties and liabilities imposed on the Shareholder (under the Act, the Organizational Certificate, this Agreement or otherwise) in its capacity as a Shareholder.

      "TAX INDEMNIFICATION AGREEMENT" means the Tax Indemnification Agreement dated as of _______________, 2002 between the Company and Enbridge Inc., as amended, supplemented or restated from time to time.

      "TAX STATUS EVENT" means any event causing the Partnership to be taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes.

      "TRADING DAY" means, with respect to Listed Shares or Common Units, a day on which the principal National Securities Exchange on which the Listed Shares or Common Units, as the case may be, are listed or admitted to trading is open for business or, if the Listed Shares or Common Units, as the case may be, are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York, New York generally are open.

      "TRANSFER AGENT" means any bank, trust company or other Person (including the COMPANY or any Affiliate) appointed from time to time by the Board of Directors to act as registrar and transfer agent for the Company Securities. Initially, Mellon Investor Services shall be the Transfer Agent for the Listed Shares.

      "TREASURY REGULATIONS" means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to SECTIONs of the Treasury Regulations shall include any corresponding provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

      "UNDERWRITERS" means Goldman, Sachs & Co. as representative of the several underwriters named in Schedule I to the Underwriting Agreement.

      "UNDERWRITING AGREEMENT" means the Underwriting Agreement dated as of _________, 2002 among the Underwriters, the Company, the Organizational Shareholder, Enbridge Inc., and the Partnership, providing for the purchase of Listed Shares by the Underwriters, as amended, supplemented or restated from time to time.

      "UNIT" has the meaning assigned to it in the Partnership Agreement.

      "VOTING SHARE" has the meaning assigned to it in SECTION 4.01(a).

      SECTION 1.02.  CONSTRUCTION.  Unless the context requires otherwise:

            (a) terms defined in SECTION 1.01 have the meanings assigned to them in that SECTION for purposes of this Agreement; terms defined in the Purchase Provisions and also in this Agreement shall, in the Purchase Provisions, have the meanings ascribed to them therein;

            (b) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter;

            (c) references to Articles and SECTIONs (other than in connection with the Code, the Treasury Regulations or the Act) refer to Articles and SECTIONs, respectively, of this Agreement;

            (d) the words "HEREIN," "HEREOF," "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Article or SECTION, except as otherwise provided in the Purchase Provisions;

            (e) "INCLUDE," "INCLUDES" and "INCLUDING" mean "INCLUDE, WITHOUT LIMITATION," "INCLUDES, WITHOUT LIMITATION" and "INCLUDING, WITHOUT LIMITATION," respectively;

            (f) terms defined herein include the plural as well as the singular; and

            (g)   "OR" is not exclusive.

                                   ARTICLE II
                                  ORGANIZATION

      SECTION 2.01. FORMATION AND CONTINUATION. The Company was organized as a Delaware limited liability company by the filing of a Certificate of Formation on May 14, 2002 (as amended, supplemented or restated from time to time, the "ORGANIZATIONAL CERTIFICATE"), pursuant to the Act. The Organizational Shareholder, as the initial Shareholder, hereby continues the existence of the Company as a limited liability company pursuant to the provisions of the Act.

      SECTION 2.02. NAME. The name of the Company is "Enbridge Energy Management, L.L.C." and all Company business shall be conducted in that name or such other names that comply with Law and as the Board of Directors may select.

      SECTION 2.03. REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent for service of process named in the Organizational Certificate or such other office (which need not be a place of business of the Company) as the Board of Directors may designate in the manner provided by Law. The registered agent for service of process of the Company in the State of Delaware shall be the initial registered agent for service of process named in the Organizational Certificate or such other Person or Persons as the Board of Directors may designate in the manner provided by Law. The principal office of the Company in the United States shall be located at 1100 Louisiana, Suite 3300, Houston, Texas 77002, or such other place as the Board of Directors may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records there and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Board of Directors may designate.

      SECTION 2.04. PURPOSE; POWERS. The purposes of the Company are to Beneficially Own, directly or through one or more Affiliates, limited partner interests in the Partnership, to manage and control, directly or through one or more Affiliates, the business and affairs of the Partnership and the Operating Subsidiaries pursuant to the Delegation of Control Agreement and to engage in any lawful business, purpose or activity related thereto. The Company shall possess and may exercise all the powers and privileges granted by the Act, by any other Law or by this Agreement, together with any powers incidental thereto, including such powers and privileges as are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

      SECTION 2.05. FOREIGN QUALIFICATION. Prior to the Company's conducting business in any jurisdiction other than the State of Delaware, the Board of Directors shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Board of Directors, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.

      SECTION 2.06.  POWER OF ATTORNEY.

            (a) Each Shareholder does hereby constitute and appoint each Person specifically authorized by the Board of Directors or any Liquidator to act as its true and lawful representative and attorney-in-fact, in its name, place and stead, to execute, swear to, acknowledge, deliver and file:

                  (i) in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Organizational Certificate and all amendments or restatements thereof) that the Board of Directors or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all certificates, documents and other instruments that the Board of Directors or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including, without limitation, conveyances and a certificate of cancellation) that the Board of Directors or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the transfer of any Company Security; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Company Securities; and (F) all certificates, documents and other instruments (including, without limitation, agreements and a certificate of merger) relating to a merger or consolidation of the Company; and

                  (ii) all ballots, consents, approvals, waivers, certificates and other instruments necessary or appropriate, in the sole discretion of the Board of Directors or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Shareholders hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the sole discretion of the Board of Directors or the Liquidator, to effectuate the terms or intent of this Agreement; PROVIDED HOWEVER, that when required by any provision of this Agreement that establishes a percentage of Company Securities or of Company Securities of any class or series required to take any action, the Board of Directors or the Liquidator may exercise the power of attorney made in this SECTION 2.06 only after the required vote, consent or approval of the percentage of Company Securities or of Company Securities of such class or series.

            (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest; and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Shareholder and the transfer of all or any portion of such Shareholder's Shareholder Interest, and shall extend to all Assignees. Each Shareholder hereby agrees to be bound by any act of the Person or Persons specifically authorized by the Board of Directors or the Liquidator acting in good faith pursuant to such power of attorney, and each Shareholder hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of such authorized Person taken in good faith under such power of attorney. Each Shareholder shall execute and deliver to such authorized Person, within 15 days after receipt of a request therefor from such authorized Person, such further designations, powers of attorney and other instruments as the Board of Directors, the Liquidator or such authorized Person deems necessary to effectuate this Agreement and the purposes of the Company.

      SECTION 2.07. TERM. The term of the Company commenced on May 14, 2002, which was the date of the filing of the Organizational Certificate in the office of the Secretary of State of the State of Delaware, and the Company's existence shall be perpetual, unless and until the Company is dissolved or merged out of existence in accordance with Article 7.

      SECTION 2.08. TAXATION AS CORPORATION; NO STATE-LAW PARTNERSHIP. The Company shall elect pursuant to SECTIONs 301.7701-2 and 301.7701-3 of the Treasury Regulations to be treated as a corporation for all purposes under the Code. The Shareholders intend that the Company not be a partnership (including a limited partnership) or joint venture, that no Shareholder be a partner or joint venturer of any other Shareholder, and that this Agreement may not be construed to suggest otherwise.

      SECTION 2.09. TITLE TO COMPANY ASSETS. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Shareholder, Director or Officer, individually or collectively, shall have any ownership interest in any Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more of its Affiliates or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to the Company assets is held.

                                   ARTICLE III
                           SHAREHOLDERS; CERTIFICATES;
                         TRANSFER OF COMPANY SECURITIES

      SECTION 3.01.  SHAREHOLDERS

            (a) A Person shall be admitted as a Shareholder, and shall become bound by this Agreement, if such Person executes this Agreement or, without such execution, if such Person purchases or otherwise acquires a Company Security and becomes the Record Holder of such Company Security in accordance with the provisions of SECTION 3.05. Unless otherwise provided in this Agreement, a Person may become a Record Holder without the consent or approval of any of the Shareholders. All rights of Shareholders under this Agreement are owned, and may be exercised, only by Record Holders.

            (b) The name and mailing address of each Record Holder shall be listed on the books and records of the Company or the Transfer Agent. The Secretary of the Company shall be required to update the books and records from time to time as necessary to reflect accurately the information therein or to cause the Transfer Agent to do so, as applicable. Company Securities shall be represented by the Certificates held by the Shareholders, except as provided in SECTION 3.04(b).

      SECTION 3.02. NO LIABILITY TO THIRD PARTIES. No Shareholder, Record Holder or Beneficial Owner of any Company Security shall be liable for the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise, by reason of being a Shareholder, Record Holder or Beneficial Owner of any Company Security.

      SECTION 3.03. NO RESIGNATION OR EXPULSION. A Shareholder does not have the right or power to Resign and no Shareholder may be expelled or removed as a Shareholder.

      SECTION 3.04.  CERTIFICATES

            (a) Certificates evidencing any of the Company Securities ("CERTIFICATES") shall be in such form, not inconsistent with that required by the Act or any other Law and this Agreement, as shall be approved by the Board of Directors. Each Certificate shall certify the number of Company Securities and the class of such Company Securities which the Certificate represents and shall be signed by (i) the Chairman of the Board, the President or any Vice President and (ii) the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and countersigned by the Transfer Agent (in the event that the Company is not the Transfer Agent); PROVIDED, HOWEVER, that any or all of the signatures, including the countersignature, on the Certificate may be facsimile. In the event that any Officer or Transfer Agent who shall have signed, or whose facsimile signature or signatures shall have been placed upon, any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such person were such Officer or Transfer Agent on the date of issue. Certificates for each class of Company Securities shall be consecutively numbered and shall be entered in the books and records of the Company as they are issued and shall exhibit the holder's name and number of Company Securities, except as provided in SECTION 3.04(b). No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent (in the event that the Company is not the Transfer Agent).

            (b) The Company Securities may be represented by global certificates issued in the name of Cede & Co. (or such other name as the depositary may direct), as nominee for the Depositary Trust Company, as depositary for the Company Securities, and Certificates shall not be issued to owners of beneficial interests in global certificates held by the depositary. Any provision herein calling for delivery of Certificates for Company Securities may be satisfied by delivering such Company Securities by book-entry transfer to such owners of beneficial interests at an account maintained for that purpose by the Transfer Agent with the depositary, in accordance with arrangements among the depositary and its participants and subject to the various policies and procedures that may be adopted by the depositary from time to time.

      SECTION 3.05.  REGISTER, REGISTRATION OF TRANSFER AND EXCHANGE

            (a) The Company shall keep or cause to be kept on behalf of the Company a register that, subject to any requirement of the Board of Directors and subject to the provisions of SECTION 3.05(b), shall provide for the registration and transfer of Company Securities. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Company Securities and transfers of Company Securities as herein provided. At any time the Transfer Agent may resign, by notice to the Board of Directors, or may be removed, with or without cause, by the Board of Directors. Such resignation or removal shall be effective upon the earlier of (i) the appointment by the Board of Directors of a successor Transfer Agent and the acceptance by such successor of such appointment, or (ii) the 30th day after notice of such resignation or removal was given, whereupon the Company shall act as the Transfer Agent until a successor is appointed. The Company shall not recognize transfers of Company Securities unless the same are effected in the manner described in this SECTION 3.05. Upon surrender for registration of transfer of any Certificate, and subject to the provisions of SECTION 3.05(b), the appropriate Officers of the Company shall execute, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Company Securities as were evidenced by the Certificate so surrendered.

            (b) The Company shall not recognize any transfer of Company Securities until (i) the Certificates evidencing such Company Securities are surrendered to the Transfer Agent for registration of transfer, or
      (ii) such Company Securities are delivered by book-entry transfer to the Shareholder in accordance with SECTION 3.04(b). No charge shall be imposed by the Company for such transfer; PROVIDED, HOWEVER, that, as a condition to the issuance of any new Certificate under this SECTION 3.05, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge, surety bond premium, special charges for services requested by the transferor or transferee, or similar fees or charges that may be imposed with respect thereto.

            (c) By transfer of Company Securities in accordance with this
      SECTION 3.05, the transferor shall be deemed to have given the transferee the right to be admitted to the Company as a Shareholder, and each transferee of Company Securities (including any nominee holder or an agent acquiring such Company Securities for the account of another Person) shall become a Shareholder with respect to the Company Securities so transferred to such Person when any such transfer and admission is reflected in the books and records of the Transfer Agent, and such Person thereby becomes a Record Holder of such Company Securities.

            (d) The Company shall be entitled to recognize the Record Holder as the owner of Company Securities and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Company Securities on the part of any other Person, whether or not the Company shall have actual or other notice thereof, except as otherwise provided by Law. Except as otherwise provided in this Agreement or by Law, including the Securities Act, Company Securities shall be freely transferable to any Person. The transfer of any Company Securities and the admission of any new Shareholder shall not constitute an amendment to this Agreement.

            (e) Any Share Distribution or other distribution in respect of Company Securities shall be made by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holders thereof as of the Record Date set by the Board of Directors for the Share Distribution or other distribution. The making of such Share Distribution or other distribution shall constitute full payment and satisfaction of the Company's liability in respect of such Share Distribution or other distribution regardless of any claim of any Person who may have an interest in such Share Distribution or other distribution by reason of an assignment or otherwise.

      SECTION 3.06.  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES

            (a) If any mutilated Certificate is surrendered to the Transfer Agent, then the appropriate Officers on behalf of the Company shall execute, and upon the Company's request the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same aggregate number and type of Company Securities as the Certificate so surrendered.

            (b) The appropriate Officers on behalf of the Company shall execute, and upon the Company's request the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

                  (i) makes proof by affidavit in form and substance
            satisfactory to an Officer that a previously issued Certificate has been lost, destroyed or stolen;

                  (ii) requests the issuance of a new Certificate before the
            Company has notice that the previously issued Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                  (iii) if requested, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may reasonably direct, in its sole discretion, to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

                  (iv) satisfies any other reasonable requirements imposed by the Company, including the requirement to make a payment pursuant to
            SECTION 3.06(c).

      If a Shareholder fails to notify the Company within a reasonable time after such Shareholder has notice of the loss, destruction or theft of a Certificate, and a transfer of the Company Securities represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Shareholder shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.

            (c) As a condition to the issuance of any new Certificate under this
      SECTION 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

                                   ARTICLE IV
                 AUTHORIZATION AND ISSUANCE OF COMPANY SECURITIES

      SECTION 4.01.  COMPANY SECURITIES

            (a) Subject to SECTIONs 4.03(b) and 4.03(d)(ii), the requirements of the Act and other applicable Law, the Company shall have authority to issue an unlimited number of Company Securities, including Company Securities with the rights set forth in SECTION 4.02 (the "VOTING SHARES") and Company Securities with the rights set forth in SECTION 4.03 and the Purchase Provisions (the "LISTED SHARES").

            (b) The total number of Company Securities that are issued by the Company and reflected as outstanding on the books and records of the Company (including the Transfer Agent) as of the date of determination, excluding Company Securities held in the treasury, shall at all times equal the number of I-Units held by the Company. If the number of I-Units held by the Company increases or decreases, the Company shall by the same number increase or decrease, as the case may be, the number of Company Securities that are issued by the Company and reflected as outstanding on the books and records of the Company (including the Transfer Agent) as of the date of determination, excluding Company Securities held in the treasury, (i) in the event of an increase in the number of I-Units, by making to each Record Holder of Company Securities a pro rata Share Distribution or by effecting a split of Company Securities pursuant to
      SECTION 4.05, or (ii) in the event of a decrease in the number of I-Units, by effecting a combination of Company Securities pursuant to SECTION 4.05.

            (c) Company Securities issued as Share Distributions or issued for such consideration as the Board of Directors determines to be appropriate shall be deemed to be fully paid, and except to the extent specified in
      SECTION 18-607(b) of the Act, non-assessable, if the entire amount of such consideration has been received by the Company for such Company Securities.

      SECTION 4.02.  VOTING SHARES

            (a) Prior to the execution of this Agreement, one Voting Share was issued to the Organizational Shareholder. The designations, preferences and relative, participating, optional or other special rights, powers and duties relating to the Voting Shares are as set forth in this SECTION
      4.02. Each Voting Share shall be identical in every respect with each other Voting Share.

            (b) The Record Holders of Voting Shares shall be entitled to one vote per Voting Share on matters submitted to a vote or consent of the Record Holders of Voting Shares, as provided in SECTION 4.02(d) and elsewhere in this Agreement; PROVIDED, HOWEVER, that neither any Record Holder of Voting Shares nor any of its Affiliates may vote any Voting Shares with respect to a matter that is presented to the Record Holders of Voting Shares pursuant to SECTION 4.02(d) in order to determine the manner in which I-Units shall be voted with respect to any of the following matters:

                  (i) the proposed removal of the general partner of the
            Partnership and the election of a successor general partner in connection therewith pursuant to SECTION 13.2 of the Partnership Agreement;

                  (ii) any vote required to be taken under SECTION 11.2(a) of the Partnership Agreement with respect to the transfer by the general partner of the Partnership of all, but not less than all, of its Partnership Interest (as defined in the Partnership Agreement) as the general partner of the Partnership to a single transferee and the admission of such transferee as a general partner of the Partnership;

                  (iii) a proposed amendment to the provisions of SECTION
            5.10(d) of the Partnership Agreement;

                  (iv) a proposed amendment to the terms of the I-Units pursuant to SECTION 15.3(c) of the Partnership Agreement that would have a material adverse effect on the rights and preferences of the I-Units; or

                  (v) the election of a successor general partner upon the
            withdrawal of the general partner of the Partnership pursuant to
            SECTION 13.1(a)(i) of the Partnership Agreement.

            (c) In the event that (i) the Partnership makes a cash distribution in respect of its Common Units that results in an increase in the number of outstanding I-Units pursuant to SECTION 5.10(a) of the Partnership Agreement, or (ii) the Partnership engages in a merger, consolidation, exchange, reorganization, recapitalization or similar transaction pursuant to which the record holders of Common Units receive a cash distribution and the number of I-Units held by the record holders of I-Units is increased, the Company shall make a Share Distribution of additional Voting Shares in respect of its Outstanding Voting Shares and fractional Voting Shares in an amount per whole Voting Share equal to the quotient obtained by dividing the amount of the cash distribution to be made by the Partnership in respect of each Common Unit by the Average Market Price per Listed Share. A Share Distribution in respect of a Voting Share or fractional Voting Share pursuant to this SECTION 4.02(c) shall be made on the date on which the Partnership makes the related cash distribution in respect of each Common Unit. Each fractional Voting Share that is created as a result of any Share Distribution in respect of Voting Shares pursuant to this SECTION 4.02(c) shall be equal to and represented by a fraction that is calculated to six decimal places (without rounding), and any calculation that would result in a fractional interest in excess of one-millionth (1/1,000,000) of a Voting Share shall be disregarded without payment or other consideration and shall not be accumulated. Each Voting Share or fraction thereof issued as a Share Distribution shall bear a date of original issuance which is the same as the date on which such Share Distribution was made and shall be duly authorized, fully paid and nonassessable. The Company shall identify the Record Holders entitled to receive any Share Distributions pursuant to this SECTION 4.02(c) in accordance with SECTION 3.05. EXCEPT AS PROVIDED IN THIS SECTION 4.02(C) AND SECTIONS 4.01(B) AND 4.05, NO SHARE DISTRIBUTION SHALL BE MADE IN RESPECT OF VOTING SHARES. Except as otherwise provided in SECTION 7.02, no distribution in respect of Voting Shares shall be made in cash.

            (d) Subject to the limitations set forth in SECTION 4.02(b), the Company or the Board of Directors shall submit to the vote of the Record Holders of Voting Shares any matter on which the Company is entitled to vote as a record holder of I-Units in order to ascertain the manner in which such I-Units shall be voted. For each Voting Share or fraction thereof that has been voted "for" the matter presented to the Record Holders of Voting Shares, the Company shall vote one I-Unit or an equivalent fraction "for" such corresponding matter when presented to the record holder of I-Units, such that the number of Voting Shares voted "for" such matter presented to the Record Holders of Voting Shares, in addition to the number of Listed Shares voted "for" such matter presented to the Record Holders of Listed Shares pursuant to SECTION 4.03(c), shall equal the number of I-Units voting "for" such corresponding matter when presented to the record holder of I-Units. For each Voting Share or fraction thereof that has been voted "against" the matter presented to the Record Holders of Voting Shares, the Company shall vote one I-Unit or an equivalent fraction "against" such matter when presented to the record holder of I-Units, such that the number of Voting Shares voted "against" such matter presented to the Record Holders of Voting Shares, in addition to the number of Listed Shares voted "against" such matter presented to the Record Holders of Listed Shares pursuant to SECTION 4.03(c), shall equal the number of I-Units voting "against" such corresponding matter when presented to the record holder of I-Units. For each Voting Share or fraction thereof that has abstained from the vote or has not been voted, whether by broker non-vote or otherwise, on the matter presented to the Record Holders of Voting Shares, the Company shall abstain from voting one I-Unit or an equivalent fraction on such matter when presented to the record holder of I-Units, such that the number of Voting Shares that have abstained from voting or have not been voted on such matter presented to the Record Holders of Voting Shares, in addition to the number of Listed Shares that have abstained from voting or have not been voted on such matter presented to the Record Holders of Listed Shares pursuant to
      Section 4.03(c), shall equal the number of I-Units abstaining from voting on such corresponding matter when presented to the record holder of I-Units.

      SECTION 4.03.  LISTED SHARES

            (a) As of the Closing Date, there shall be Outstanding 10,000,000 Listed Shares, and, in the event that the Underwriters exercise their option to purchase additional Listed Shares pursuant to the Underwriting Agreement, there shall be Outstanding up to 11,500,000 Listed Shares. The Listed Shares shall initially be listed on a National Securities Exchange. The designations, preferences and relative, participating, optional or other special rights, powers and duties relating to the Listed Shares are as set forth in this SECTION 4.03. Each Listed Share shall be identical in every respect with each other Listed Share.

            (b) Except as provided in SECTIONs 4.03(c) and (d), the Record Holders of Listed Shares, in their capacity as such, shall not be entitled to vote on any matter. On any matter submitted by the Company or the Board of Directors to the Record Holders of Listed Shares pursuant to SECTIONs 4.03(c) or (d) each Record Holder of Listed Shares shall be entitled, subject to the limitations set forth in SECTION 4.03(e), to one vote per Listed Share.

            (c) The Company or the Board of Directors shall submit to the vote of the Record Holders of Listed Shares entitled to vote any matter on which the Company is entitled to vote as a record holder of I-Units in order to ascertain the manner in which such I-Units shall be voted. For each Listed Share or fraction thereof that has been voted "for" the matter presented to Record Holders of Listed Shares entitled to vote thereon, the Company shall vote one I-Unit or an equivalent fraction "for" such corresponding matter when presented to the record holder of I-Units, such that the number of Listed Shares voted "for" such matter presented to the Record Holders of Listed Shares, in addition to the number of Voting Shares voted "for" such matter presented to the Record Holders of Voting Shares pursuant to SECTION 4.02(d), shall equal the number of I-Units voting "for" such corresponding matter when presented to the record holder of I-Units. For each Listed Share or fraction thereof that has been voted "against" the matter presented to Record Holders of Listed Shares entitled to vote thereon, the Company shall vote one I-Unit or an equivalent fraction "against" such matter when presented to the record holder of I-Units, such that the number of Listed Shares voted "against" such matter presented to the Record Holders of Listed Shares, in addition to the number of Voting Shares voted "against" such matter presented to the Record Holders of Voting Shares pursuant to SECTION 4.02(d), shall equal the number of I-Units voting "against" such corresponding matter when presented to the record holder of I-Units. For each Listed Share or fraction thereof that has abstained from the vote or has not been voted, whether by broker non-vote or otherwise, on the matter presented to Record Holders of Listed Shares entitled to vote thereon, the Company shall abstain from voting one I-Unit or an equivalent fraction on such matter when presented to the record holder of I-Units, such that the number of Listed Shares that have abstained from voting or have not been voted on such matter presented to the Record Holders of Listed Shares, in addition to the number of Voting Shares that have abstained from voting or have not been voted on such matter presented to the Record Holders of Voting Shares pursuant to SECTION 4.02(d), shall equal the number of I-Units abstaining from voting on such corresponding matter when presented to the record holder of I-Units.

            (d) The Company or the Board of Directors shall submit to the vote of Record Holders of Listed Shares entitled to vote thereon the following matters:

                  (i) any matter for which the approval of the Record Holders of Listed Shares is required pursuant to SECTION 7.01(a);

                  (ii) any matter for which the approval of the Record Holders of Listed Shares is required pursuant to SECTION 9.01(c);

                  (iii) any proposed issuance of any new class or series of
            Company Securities into which the interests in the Company may be divided, other than the Voting Shares and the Listed Shares; and

                  (iv) any proposed amendment to, or alteration or repeal of, this Agreement, including the Purchase Provisions, the Delegation of Control

            Agreement, or the Tax Indemnification Agreement if such proposed amendment, alteration or repeal would (A) reduce the time for any notice to which Record Holders of Listed Shares would be entitled, or (B) have a material adverse effect on the Company or the powers, preferences or rights of the Listed Shares, as determined in the sole discretion of the Board of Directors; PROVIDED, HOWEVER, that any of the following amendments shall not be deemed to have a material adverse effect on the powers, preferences or rights of the Listed Shares: (1) any amendment that is necessary or desirable to comply with applicable Law, compliance with which the Board of Directors determines in its sole discretion to be in the best interests of the Company and the Shareholders, and (2) any amendment that is required to effect the intent of the provisions of this Agreement, including the Purchase Provisions, or is otherwise contemplated by this Agreement, including the Purchase Provisions.

            (e) The following Persons or Groups, as the case may be, shall not be entitled to vote in their capacities as Record Holders of Listed
      Shares:

                  (i) any Person or Group, excluding the Record Holders of
            Voting Shares and their Affiliates, if the sum of the number of Listed Shares Beneficially Owned by such Person or Group plus the number of Common Units Beneficially Owned by such Person or Group equals 20% or more of the sum of the aggregate number of Listed Shares that are Outstanding plus the aggregate number of Common Units that are outstanding; and

                  (ii) the Record Holders of Voting Shares and their Affiliates with respect to:

                        (A) a matter in respect of which the Record Holders of
                  Voting Shares and their Affiliates are not entitled to vote any Voting Shares pursuant to SECTION 4.02(b); and

                        (B) a matter that is presented to the Record Holders of
                  Listed Shares pursuant to SECTION 4.03(d).

            (f) In the event that (i) the Partnership pays a cash distribution in respect of its Common Units that results in an increase in the number of outstanding I-Units pursuant to SECTION 5.10(a) of the Partnership Agreement, or (ii) the Partnership engages in a merger, consolidation, exchange, reorganization, recapitalization or similar transaction pursuant to which the record holders of Common Units receive a cash distribution and the number of I-Units held by the record holders of I-Units is increased, the Company shall make a Share Distribution of additional Listed Shares in respect of its Outstanding Listed Shares and fractional Listed Shares in an amount per whole Listed Share equal to the quotient obtained by dividing the amount of the cash distribution to be made by the Partnership on each Common Unit by the Average Market Price per Listed Share. Except as provided in the Purchase Provisions, a Share Distribution in respect of each

      Listed Share shall be made on the date on which the Partnership makes the related cash distribution in respect of each Common Unit. Each fractional Listed Share that is created as a result of any Share Distribution in respect of Listed Shares pursuant to this SECTION 4.03(f) shall be equal to and represented by a fraction that is calculated to six decimal places (without rounding), and any calculation that would result in a fractional interest in excess of one-millionth (1/1,000,000) of a Listed Share shall be disregarded without payment or other consideration and shall not be accumulated. Each Listed Share or fraction thereof issued as a Share Distribution shall bear a date of original issuance which is the same as the date on which such Share Distribution was made and shall be duly authorized, fully paid and nonassessable. The Company shall identify the Record Holders entitled to receive any Share Distribution in accordance with SECTION 3.05. EXCEPT AS PROVIDED IN THIS SECTION 4.03(f) AND
      SECTIONS 4.01(b) AND 4.05, NO SHARE DISTRIBUTIONS SHALL BE MADE IN RESPECT OF LISTED SHARES. Except as otherwise provided in SECTION 7.02(b), no distribution in respect of Listed Shares shall be made in cash.

            (g) Under certain circumstances set forth in the Purchase Provisions, Shareholders may be required to sell their Listed Shares to the Purchaser (as defined in the Purchase Provisions). The Purchase Provisions also set forth the rights of the Record Holders of Listed Shares to any distributions, including Share Distributions, on Listed Shares that have been declared (or a record date for which has been set) but that have not been paid or made. The Purchase Provisions are attached as Annex A and are an integral part of this Agreement.

            (h) Fractions of Listed Shares shall not be sold on a National Securities Exchange until they equal, in the aggregate, whole Listed Shares.

      SECTION 4.04. SPLITS AND COMBINATIONS. The Board of Directors may make a pro rata distribution of Company Securities to all Record Holders or may effect a subdivision or combination of Company Securities; PROVIDED, HOWEVER, that after such distribution, subdivision or combination, each Shareholder shall have the same relative Shareholder Interest as before such distribution, subdivision or combination. In the event that (a) the Partnership makes a pro rata distribution of Partnership Securities to the record holders of the I-Units, (b) the Partnership effects a subdivision or combination of the I-Units, or (c) the Partnership engages in a merger or other transaction that has the effect of converting, subdividing or combining the I-Units, then the Board of Directors shall be required to make a corresponding distribution, adjustment, conversion, subdivision or combination of the Company Securities so that the number of outstanding I-Units and the aggregate number of Company Securities that are issued by the Company and reflected as outstanding on the books and records of the Company (including the Transfer Agent) as of the date of determination, excluding Company Securities held in the treasury, shall always be equal. Each fractional Company Security that is created as a result of any distribution, subdivision or combination pursuant to this SECTION 4.04 shall be equal to and represented by a fraction that is calculated to six decimal places (without rounding), and any calculation that would result in a fractional interest in excess of one-millionth (1/1,000,000) of a Company Security shall be disregarded without payment or other consideration and shall not be accumulated.

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      SECTION 4.05.  WITHHOLDING. Notwithstanding any other provision of this
Agreement, the Company shall comply with any withholding requirements under any Law in connection with the payment of Share Distributions and other distributions in respect of Company Securities and shall remit amounts withheld to and file required forms with applicable taxing authorities. In the event of any claimed over-withholding, Shareholders shall be limited to an action against the applicable taxing authority. If an amount required to be withheld was not withheld from an actual Share Distribution or other distribution, the Company may reduce subsequent Share Distributions or other distributions by the amount of such required withholding. Each Shareholder agrees to furnish the Company such forms or other documentation as are necessary to assist the Company in determining the extent of, and in fulfilling, its withholding obligations.

                                    ARTICLE V
                                   MANAGEMENT

      SECTION 5.01.  MANAGEMENT OF THE COMPANY'S AFFAIRS.

            (a) As provided in this Agreement, all management powers over the business and affairs of the Company shall be vested exclusively in a board of directors (the "BOARD OF DIRECTORS") and, subject to the direction of the Board of Directors, the Officers. The Officers and Directors shall constitute "managers" of the Company within the meaning of the Act.

            (b) No Shareholder, Record Holder or Beneficial Owner of any Company Security, in its capacity as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company.

            (c) Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors on the one hand and of the Officers on the other shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL. Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company's behalf by the Officers, who shall be agents of the Company. In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement or the Delegation of Control Agreement, and except as set forth in the Delegation of Control Agreement, the Board of Directors (subject to SECTION 5.03 and Article 9) and the Officers (subject to
      SECTION 5.05 and the direction of the Board of Directors) shall have full power and authority to do all things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company.

      SECTION 5.02.  BOARD OF DIRECTORS

            (a) NUMBER. The Board shall consist of one or more members, the number thereof to be determined from time to time by approval of the Record Holders of a majority of the Voting Shares.

            (b) ELECTION OF DIRECTORS; TERM. The Record Holders of Voting Shares shall have the sole authority with respect to the election and removal of Directors as provided in this SECTION 5.02(b). Vacancies existing from time to time on the Board of Directors (including vacancies created by virtue of an increase by the Record Holders of Voting Shares of the number of Directors constituting the entire Board of Directors pursuant to
      SECTION 5.02(a)) shall be filled by the Record Holders of a majority of the Voting Shares. Each Director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Any Director may resign at any time upon written notice to the Board of Directors or to the Secretary of the Company. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, no acceptance of such resignation shall be necessary for such resignation to become effective. Any Director or the entire Board of Directors may be removed at any time, with or without cause, by approval of the Record Holders of a majority of the Voting Shares. No Person shall commence a term of service as a Director of the Company after attaining the age of 70 years.

            (c) REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and, if so determined, notice thereof need not be given.

            (d) SPECIAL MEETINGS. Special meetings of the Board of Directors or any committee thereof may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, or by any two Directors. Reasonable notice thereof shall be given by the Person or Persons calling the meeting.

            (e) TELEPHONIC MEETINGS PERMITTED. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

            (f) QUORUM; VOTE REQUIRED FOR ACTION. At all meetings of the Board of Directors, one-third of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In case at any meeting of the Board of Directors a quorum shall not be present, the Directors present may adjourn the meeting until a quorum shall be present. Each Director shall have one vote.

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

            (g) ORGANIZATION; CHAIRMAN. The Board of Directors may elect a Chairman of the Board (the "Chairman of the Board"), who shall not be an officer of the Company, to preside at meetings of the Board of Directors and meetings of Shareholders, or may select a chairman to preside at any meeting in the absence of the Chairman of the Board or in the event of his inability or refusal to act. The Secretary shall act as secretary of the meeting, but in his absence the Chairman of the Board or the chairman of the meeting may appoint any Person to act as secretary of the meeting.

            (h) ACTION BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without prior notice, without a meeting and without a vote if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

      SECTION 5.03. RESTRICTIONS ON THE BOARD OF DIRECTORS' AUTHORITY. Except as otherwise specifically provided in this Agreement or by resolution of the Board of Directors, (1) no Director or group of Directors shall have any actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company, nor to take any action in the name of or on behalf of the Company or conduct any business of the Company other than by action of the Board of Directors taken in accordance with the provisions of this Agreement, and (2) no Director shall have the power or authority to delegate to any Person such Director's rights and powers as a Director to manage the business and affairs of the Company.

      SECTION 5.04.  COMMITTEES.

            (a) The Board of Directors may, by resolution of a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the Directors of the Company. The Board of Directors may designate two or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, but no such committee shall have power or authority in reference to any matter described in SECTIONs 4.01, 5.09 or Article 9 that requires the action or approval of the Board of Directors.

            (b) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to SECTION 5.02.

            (c) Notwithstanding anything to the contrary contained in this
      SECTION 5.04, the Board of Directors shall establish an audit committee (the "Audit Committee") which satisfies the requirements of the principal National Securities Exchange on which the Listed Shares are listed or admitted to trading from time to time.

      SECTION 5.05.  OFFICERS.

            (a) OFFICERS; ELECTION; QUALIFICATION; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. The Board of Directors shall elect Officers which may include a President, a Secretary, a Controller and a Treasurer. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and one or more other Officers, and may give any of them such further designations or alternate titles as it considers desirable. Each such Officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Any Officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any Officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such Officer, if any, with the Company, but the election of an Officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

            (b) PRESIDENT. The President shall be the chief executive officer of the Company and shall be responsible for the general management and affairs of the Company and shall perform all duties incidental to such office, whether required by Law or otherwise, and all such other duties as are properly required of him by the Board of Directors. The President shall make reports to the Board of Directors and the Shareholders and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The President shall have full authority to execute all contracts, certificates, instruments or other documents on behalf of the Company, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other Officer or agent of the Company or shall be required by Law to be otherwise executed.

            (c) VICE PRESIDENTS. Any Vice President, in the order of seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The Vice President or Vice Presidents shall also perform the usual and customary duties that pertain to the office of Vice President and generally assist the President by executing contracts, certificates, instruments or other documents and shall have such powers and perform such duties as shall be delegated to them by the President and as assigned by the Board of Directors.

            (d) CONTROLLER. The Controller shall be the chief financial officer of the Company and shall be responsible for the financial reporting of the Company and shall perform all duties incidental to such office, whether required by Law or otherwise, and all such other duties as are delegated to him by the President or assigned to him by the Board of Directors. The Controller shall make reports to the Board of Directors regarding all financial reporting and accounting matters and shall see that all orders and resolutions of Board of Directors and of any committee thereof relating to financial reporting and accounting matters are carried in to effect.

            (e) SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record all the proceedings of the meetings of the Shareholders and the Board of Directors and of any committees thereof in a book to be kept for that purpose; he shall see that all notices are duly given in accordance with the provisions of this Agreement or as otherwise required by law; he shall be custodian of the records of the Company; he may affix the official seal of the Company, if any, to any document the execution of which, on behalf of the Company, is duly authorized, and when so affixed may attest the same; and, in general, he shall perform all duties incident to the office of secretary of a corporation organized under the DGCL, and such other duties as from time to time may be delegated to him by the President or assigned to him by the Board of Directors or as may otherwise be provided by Law. The Assistant Secretaries shall exercise the powers of the Secretary during the Secretary's absence or inability or refusal to act. If no Secretary or Assistant Secretary is appointed and serving, or in the absence of the appointed Secretary and Assistant Secretary, such other Officer as the Board of Directors shall select shall have the powers and duties conferred upon the Secretary.

            (f) TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit or cause to be deposited, in the name of the Company, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors; if required by the Board of Directors, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board of Directors may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Company and shall render to the Board of Directors, whenever requested, an account of the financial condition of the Company; and, in general, he shall perform all the duties incident to the office of treasurer of a corporation organized under the DGCL and such other duties as may be delegated to him by the President or assigned to him by the Board of Directors or as may otherwise be provided by Law. The Assistant
      Treasurers shall exercise the powers of the Treasurer during the Treasurer's absence or inability or refusal to act. If no Treasurer or Assistant Treasurer is appointed and serving, or in the absence of the appointed Treasurer and Assistant Treasurer, such other Officer as the Board of Directors shall select shall have the powers and duties conferred upon the Treasurer.

            (g) OTHER OFFICERS. The other Officers, if any, of the Company shall have such powers and duties in the management of the Company as shall be stated in a resolution of the Board of Directors which is not inconsistent with this Agreement and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any Officer, agent or employee to give security for the faithful performance of his duties.

            (h) POWERS OF ATTORNEY. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

            (i) DELEGATION OF AUTHORITY. Unless otherwise provided by this Agreement or by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an Officer to manage the business and affairs of the Company.

      SECTION 5.06. COMPENSATION. The Officers shall receive such compensation for their services as may be designated by the Board of Directors. In addition, the Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder. The members of the Board of Directors who are not employees of the Company or any Affiliate thereof shall receive such compensation for their services as Directors or committee members as the Board of Directors shall determine. The members of the Board of Directors who are employees of the Company or any Affiliate thereof shall receive no compensation for their services as Directors or committee members. All the members of the Board of Directors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

      SECTION 5.07.  BUSINESS OPPORTUNITIES

            (a) No Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, by Law or otherwise from engaging in other activities for profit, whether in the businesses engaged in by the Company or any Shareholder or anticipated to be engaged in by the Company or any Shareholder. Without limitation of and subject to the foregoing, each Indemnitee shall have the right to engage in businesses of every type and description and to engage in and possess an interest in other business ventures of any and every type or description, independently or with others, including, without limitation, business interests and activities in direct competition with the Company or any Shareholder, and none of the same shall breach any duty to the

      Company or any Shareholder. Neither the Company, the Shareholder nor any other Person shall have any rights by virtue of this Agreement, by Law or otherwise in any business ventures of any Indemnitee and such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Company, any Shareholder or any other Person.

            (b) Without limitation of SECTION 5.07(a), and notwithstanding anything to the contrary in this Agreement, the competitive activities of Indemnitees and the limitations on the Company's activities described in
      SECTION 2.04 are hereby approved by the Company and all Shareholders, and it shall not be deemed to be a breach of the fiduciary duty (if any such duty is owed) of the Board of Directors or the Record Holders of Voting Shares for the Board of Directors or the Record Holders of Voting Shares to permit an Indemnitee to engage in a business opportunity in preference to or to the exclusion of the Company or any other Shareholder, if such activities are permitted by this Agreement.

      SECTION 5.08. INTERESTED OFFICERS OR DIRECTORS. No contract or transaction between the Company, on the one hand, and the Record Holders of Voting Shares, any Affiliate thereof or any other Entity, on the other hand, in which an Officer or Director Beneficially Owns an interest or of which such Officer or Director is an Affiliate, or between the Company, on the one hand, and any of its Officers or Directors, on the other hand, shall be void or voidable for this reason or because the Officer or Director is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or because his vote is counted for such purpose, if such contractor transaction is:

            (a) approved by a committee of the Board of Directors comprised solely of members who have no interest in the contract or transaction;

            (b) on terms no less favorable than those generally being provided to or available from unrelated third parties, as determined in the sole discretion of the Board of Directors; or

            (c) fair, taking into account the totality of the relationships between the parties involved, including other transactions between the parties, as determined in the sole discretion of the Board of Directors.

      SECTION 5.09.  RESOLUTIONS OF CONFLICTS OF INTEREST.

            (a) Unless otherwise expressly provided in this Agreement or the Omnibus Agreement, whenever a potential conflict of interest exists or arises between the Company or any of its Affiliates, on the one hand, and the Shareholders or any Assignee, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Shareholders and Assignees, and shall not constitute a breach of this Agreement, the Omnibus Agreement, any other agreement contemplated herein or therein, or any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Agreement, is deemed to be, fair and reasonable to the Company. The Board of Directors shall be authorized in connection with its resolution of any conflict of interest to consider
      (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (iii) any applicable generally accepted accounting or engineering practices or principles; and (iv) such additional factors as the Board of Directors determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Board of Directors to consider the interests of any Person other than the Company. In the absence of bad faith by the Board of Directors, the resolution, action or terms so made, taken or provided by the Board of Directors with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Act or any other Law.

            (b) Whenever this Agreement or any other agreement contemplated hereby provides that the Board of Directors or the Company or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion" that it deems "necessary or appropriate" or under a grant of similar authority or latitude, the Board of Directors, the Company or such Affiliate, as applicable, shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, any Shareholder or any Assignee or (ii) in "good faith" or under another express standard, the Board of Directors, the Company or such Affiliate, as applicable, shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Omnibus Agreement or any other agreement contemplated hereby or under the Act or any other Law.

            (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

      SECTION 5.10.  DUTIES OF RECORD HOLDERS OF VOTING SHARES AND DIRECTORS

            (a) Except as otherwise provided in this Agreement, the Record Holders of Voting Shares, the Directors and any of their Affiliates shall have no obligations whatsoever, by virtue of the relationships established pursuant to this Agreement, to take or refrain from taking any action that may impact the Company, the Shareholders or any Affiliate of the Company or a Shareholder.

            (b) The provisions of this Agreement, including SECTIONs 5.07, 5.08,
      5.09 and 5.10, constitute an agreement to restrict or eliminate fiduciary and other duties pursuant to the provisions of SECTION 18-1101 of the Act.

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      SECTION 5.11.  INDEMNIFICATION

            (a) The Indemnitees shall be entitled to mandatory indemnification and shall be entitled to be held harmless by the Partnership to the extent and subject to the conditions provided in Article 6 of the Delegation of Control Agreement with the Organizational Shareholder, in its capacity as general partner of the Partnership, hereby deeming it advisable that such indemnification and holding harmless shall (rather than may) be done and provided by the Partnership to the fullest extent and subject to the conditions provided therein.

            (b) To the extent that the indemnification provisions of Article 6 of the Delegation of Control Agreement do not fully hold harmless any of the Indemnitees, then to the fullest extent permitted by Law but subject to the limitations expressly provided in this Agreement, such Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (i) a Record Holder of Voting Shares or any Affiliate thereof,
      (ii) an officer, director, employee, partner, agent or trustee of a Record Holder of Voting Shares, the Company or any of their Affiliates, or (iii) a Person serving at the request of the Company in another Entity in a similar capacity; PROVIDED, HOWEVER, that in each case the Indemnitee acted in good faith and in the manner which such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this SECTION 5.11(b) shall be made only out of the assets of the Company, it being agreed that no Shareholder, in its capacity as such, shall be personally liable for such indemnification nor shall it have any obligation to contribute or loan any monies or property to the Company to enable the Company to effectuate such indemnification. The indemnification provided by this SECTION 5.11(b) shall be secondary to any other rights to which an Indemnitee may be entitled as contemplated under the Delegation of Control Agreement or any other agreement, pursuant to any vote of the Record Holders of Voting Shares, as a matter of Law or otherwise, both as to actions in the Indemnitee's capacity as (A) a Record Holder of Voting Shares or an Affiliate thereof, (B) an officer, director, employee, partner, agent or trustee of a Record Holder of Voting Shares, the Company or any of their Affiliates, or (C) a Person serving at the request of the Company in another Entity in a similar capacity, and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

            (c) To the fullest extent permitted by Law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to SECTIONs 5.11(a) or 5.11(b) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of a written undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this SECTION 5.11.

            (d) The Organizational Shareholder may purchase and maintain insurance, on behalf of such Persons as the Board of Directors shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

            (e) For purposes of this SECTION 5.11, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" for purposes of indemnities contemplated by SECTIONs 5.11(a) and 5.11(b); and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Company.

            (f) In no event may an Indemnitee subject the Shareholders to personal liability by reason of the indemnification provisions set forth in this Agreement.

            (g) An Indemnitee shall not be denied indemnification in whole or in part contemplated under this SECTION 5.11 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

            (h) The provisions of this SECTION 5.11 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

            (i) No amendment, modification or repeal of this SECTION 5.11 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this SECTION
      5.11 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted. Notwithstanding the foregoing, nothing herein shall limit the power or authority of the Partnership to amend any provisions of the Partnership Agreement regarding indemnification and reimbursement or similar provisions.

      SECTION 5.12.  LIABILITY OF INDEMNITEES

            (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Shareholders or any other Person for losses sustained or liabilities incurred as a result of any act or omission constituting a breach of such Indemnitee's fiduciary duty, in the event that such a duty is found to exist, if such Indemnitee acted in good faith and in the manner which such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe such conduct was unlawful.

            (b) Subject to its obligations and duties as set forth in this
      Article 5, the Board of Directors and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company's agents, and neither the Board of Directors nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors or any committee thereof in good faith.

            (c) Any amendment, modification or repeal of this SECTION 5.12 or any provision hereof shall be prospective only and shall not in anyway affect the limitations on liability under this SECTION 5.12 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      SECTION 5.13. FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in this Agreement, facsimile signatures of any Officer of the Company may be used whenever and as authorized by the Board of Directors.

                                   ARTICLE VI
                               BOOKS AND RECORDS;
                            INFORMATION AND ACCOUNTS

      SECTION 6.01. MAINTENANCE OF BOOKS AND RECORDS. The Company shall keep at its principal office complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company's business and affairs and minutes of the proceedings of the Board of Directors, the Shareholders and each committee of the Board of Directors. The records shall include: (a) complete and accurate information regarding the state of the business and financial condition of the Company; (b) a copy of this Agreement and the Organizational Certificate;
(c) a current list of the names and last known business, residence, or mailing addresses of all Directors and Officers; and (d) the Company's federal, state and local tax returns for the Company's six most recent tax years.

      SECTION 6.02. INFORMATION. In addition to the other rights specifically set forth in this Agreement and subject to such reasonable standards (including standards governing what information and documents are to be furnished and at what time and location and at whose expense) as may be established by the Board of Directors or any Officer, each Shareholder is entitled to all information to which a member of a Delaware limited liability company is entitled to have access pursuant to the Act under the circumstances and subject to the conditions therein stated.

      SECTION 6.03. ACCOUNTS. The Board of Directors may establish, or direct or authorize any Officer to establish, one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company's name with financial institutions and firms that the Board of Directors, or any Officer so directed or authorized, determines.

                                   ARTICLE VII
             DISSOLUTION, WINDING-UP AND TERMINATION; CERTAIN MERGERS

      SECTION 7.01.  DISSOLUTION

            (a) The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "DISSOLUTION EVENT"):

                  (i) entry of a decree of judicial dissolution of the Company under SECTION 18-802 of the Act;

                  (ii) the approval of the Record Holders of Voting Shares and the Record Holders of a majority of the Listed Shares then Outstanding; or

                  (iii) the approval of Record Holders of Listed Shares owning at least 66?% of the Listed Shares then Outstanding.

            (b) Neither the death, dissolution or Bankruptcy of any Shareholder nor the occurrence of any other event that causes a Shareholder to cease to be a member of the Company shall constitute a Dissolution Event, and the business of the Company shall be continued after such event.

      SECTION 7.02.  WINDING-UP AND TERMINATION

            (a) On the occurrence of a Dissolution Event, the Board of Directors shall select one or more Persons to act as liquidator (the "LIQUIDATOR"). The Liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the Liquidator shall continue to operate the Company's properties with all of the power and authority of the Board of Directors.

            (b) Any assets of the Company remaining after satisfaction of the liabilities of the Company (whether by payment or by reasonable provisions for payment) shall be distributed on a share-for-share basis on all Outstanding Company Securities.

            (c) On completion of such final distribution, the Liquidator shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to SECTION 2.05, and take such other actions as may be necessary to terminate the existence of the Company.

      SECTION 7.03.  MERGER RELATING TO CHANGE IN TAX STATUS

            (a) Subject to SECTIONs 7.03(c) and 7.03(d) of this Agreement and
      SECTION 16.6 of the Partnership Agreement, upon or at any time following the occurrence of a Tax Status Event, the Record Holder of Voting Shares shall have the right, which right it may exercise in its sole discretion and without a vote of Record Holders of Listed Shares, to cause a merger of the Company with or into the Partnership or any subsidiary of the Partnership.

            (b) If the Record Holder of Voting Shares determines to exercise its right to cause a merger as described in SECTION 7.03(a), it shall execute and/or file a Certificate of Merger pursuant to the Act and shall execute and/or file, pursuant to the Act or other applicable Law, all other documents, instruments or certificates deemed by it necessary or appropriate to effectuate such merger and, subject to SECTIONs 7.03(c) and 7.03(d), such merger shall have the effects provided in the Certificate of Merger, the Merger Agreement and under the Act and any other applicable Law.

            (c) The Record Holder of Voting Shares may cause a merger of the Company as described in SECTION 7.03(b) only if it has received a written opinion of counsel to the Company, which counsel and form of opinion shall be reasonably satisfactory to the Board of Directors, to the effect that, for U.S. federal income tax purposes, no gain or loss should be recognized by a Shareholder that owns (for such tax purposes) Listed Shares upon the receipt of Class A Common Units (or another security that is in all respects substantially similar to Class A Common Units) in exchange for Listed Shares pursuant to such merger, except with respect to (i) any cash received in lieu of a fraction of a Listed Share or (ii) the termination of any rights or obligations related to the Purchase Provisions. In lieu of such opinion requirement, the Record Holder of Voting Shares may cause a merger of the Company as described in SECTION 7.03(b) if it or the

      Company has received a ruling from the Internal Revenue Service to the effect set forth in the preceding sentence.

            (d) The Merger Agreement executed in connection with any merger of the Company pursuant to this SECTION 7.03 shall provide that, at the effective time of such merger, each Shareholder shall receive, in exchange for the total number of Listed Shares owned by such Shareholder, a number of whole Class A Common Units and an amount of cash in lieu of fractional Class A Common Units such that (i) the product of the number of whole Class A Common Units so received by such Shareholder and the Closing Price of one Class A Common Unit on the last Trading Day prior to the effective time of such merger, plus (ii) the amount of cash received by such Shareholder, is equal to the product of the number of Listed Shares owned by such Shareholder and the Closing Price of one Listed Share on the last Trading Day prior to the effective time of such merger. For purposes of this SECTION 7.03(d), the term "Class A Common Units" shall include any other security received in exchange for Listed Shares in lieu of Class A Common Units that is in all respects substantially similar to Class A Common Units.

                                  ARTICLE VIII
                             AMENDMENT OF AGREEMENT;
                        SHAREHOLDER MEETINGS; RECORD DATE

      SECTION 8.01.  AMENDMENT PROCEDURES

            (a) Except as provided in SECTION 8.01 of the Purchase Provisions, any provision of this Agreement, including the Purchase Provisions, may be amended by the Record Holders of Voting Shares without the approval of any Record Holder of Listed Shares; PROVIDED, HOWEVER, that with respect to any matter for which the approval of the Record Holders of Listed Shares entitled to vote thereon is required pursuant to SECTION 4.03(d), then such amendment shall be not be effective until such amendment has been approved by Record Holders of Listed Shares whose aggregate percentage constitutes not less than the percentage of Listed Shares required to approve such matter.

            (b) Any proposed amendment that requires the approval of the Record Holders of Listed Shares shall be explained in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Directors shall seek the written approval of the Record Holders of the requisite percentage of Company Securities or call a meeting of the Shareholders entitled to vote thereon to consider and vote on such proposed amendment.

            (c) The Board of Directors shall notify all Record Holders of Listed Shares upon final adoption of any proposed amendment that requires the approval of the Record Holders of Listed Shares.

      SECTION 8.02. MEETINGS. Except as otherwise provided in this Agreement, all acts of the Shareholders to be taken hereunder shall be taken in the manner provided in this Article 8. A meeting of the Record Holders of Company Securities for the transaction of such business as may properly come before the meeting shall be held at such time and place as the Board of Directors, the Chairman of the Board or a Record Holder of Voting Shares shall specify in the notice of the meeting; PROVIDED, HOWEVER, that a meeting of the Record Holders of Voting Shares and Listed Shares at which such Record Holders shall vote pursuant to SECTIONs 4.02(d) and 4.03(c), respectively, shall be held at the same time and place as a meeting of the record holder of I-Units at which the Company shall be entitled to vote as the record holder of I-Units. No Record Holder of Listed Shares shall have the right or power to call a meeting of Shareholders, to determine the time and place of such a meeting or to present any matter to be voted upon by the Shareholders at such a meeting; provided however, that, not withstanding the foregoing, the Record Holder of Voting Shares, upon the written request of the Record Holders of at least 10% of the Outstanding Listed Shares, shall call and give notice of a meeting of Shareholders within 15 days of receiving such request for the sole purpose of voting on a proposal to dissolve the Company in accordance with SECTION 7.01(a)(iii).

      SECTION 8.03. NOTICE OF A MEETING. Notice of a meeting called pursuant to SECTION 8.02 shall be given in writing by mail or other means of written communication in accordance with SECTION 10.03 to the Record Holders of Company Securities for whom the meeting is called. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

      SECTION 8.04. RECORD DATE. For purposes of determining the Shareholders entitled to notice of, or to vote at, any meeting of the Shareholders or entitled to vote by ballot or give approval of Company action in writing without a meeting or entitled to exercise rights in respect of any lawful action of the Shareholders, the Record Date shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any Law, in which case the Law shall govern), or
(b) in the event that approvals are sought without a meeting, the date by which the Shareholders are requested in writing by the Board of Directors to give such approvals.

      SECTION 8.05. ADJOURNMENT. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article 8.

      SECTION 8.06. WAIVER OF NOTICE; APPROVAL OF MEETING; APPROVAL OF MINUTES. The transactions of any meeting of the Shareholders, however called and noticed, and whenever held, shall be as valid as if they had been authorized at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Shareholders representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Company records or made a part of the minutes of the meeting. Attendance of a Shareholder at a meeting shall constitute a waiver of notice of the meeting, except (a) when the Shareholder does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and (b) that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

      SECTION 8.07. QUORUM; VOTING. The Record Holders of a majority of those Outstanding Company Securities for which a meeting has been called who are entitled to vote and be present in person or by proxy shall constitute a quorum at a meeting of the Shareholders of such class or classes. At any meeting of the Shareholders duly called and held in accordance with this Agreement at which a quorum is present, the act of the Record Holders of a majority of all Outstanding Company Securities present and entitled to vote thereon shall be deemed to constitute the act of the Record Holders of such Company Securities, except as approval by holders of a different amount of Company Securities is required by any other provision of this Agreement or the Purchase Provisions or by the Act, in which case the act of the Shareholders holding a number of Outstanding Company Securities representing at least such different amount shall be required. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Company Securities specified in this Agreement. In the absence of a quorum, any meeting of the Shareholders may be adjourned from time to time by the affirmative vote of the Record Holders of a majority of the Company Securities represented either in person or by proxy.

      SECTION 8.08. CONDUCT OF MEETING. The Board of Directors shall have sole power and authority concerning the manner of conducting any meeting of the Shareholders or the solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article 8, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall, if it has not elected a Chairman of the Board or if the Chairman of the Board so elected is not present at the meeting or is otherwise unable or unwilling to serve, designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company. The Board of Directors may make such other regulations consistent with applicable Law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Shareholders or the solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote and the revocation of approvals in writing.

      SECTION 8.09. ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of Shareholders may be taken without a meeting if consents in writing setting forth such action are signed by the Record Holders holding not less than the minimum percentage of the Company Securities that would be necessary to authorize or take such action at a meeting at which all the Company Securities entitled to vote on such matter were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Record Holders who were entitled to, but did not, authorize the action taken. The Board of Directors may specify that any written consent submitted to Record Holders for the purpose of taking any action without a meeting shall be returned to the Company within the time period, which shall be not less than 20 days, specified by the Board of Directors. If a ballot returned to the Company does not vote all of the Company Securities held by the Shareholder, the Company shall be deemed to have failed to receive a ballot for the Company Securities that were not voted. If approval of the taking of any action by the Shareholders is solicited by any Person other than by or on behalf of the Board of Directors, the written approvals shall have no force and effect unless and until (a) they are deposited with the Company in care of the Board of Directors, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Company and (c) an Opinion of Counsel is delivered to the Board of Directors to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter is otherwise permissible under applicable Law, including any statutes then governing the rights, duties and liabilities of the Company and the Shareholders. Notwithstanding any of the foregoing to the contrary, no written consent of Record Holders of Listed Shares obtained pursuant to this SECTION 8.10 shall be valid for any purpose unless such written consent was first presented to the Record Holders of Listed Shares at the direction of the Board of Directors in accordance with this SECTION 8.10.

      SECTION 8.10.  VOTING AND OTHER RIGHTS

            (a) Only those Record Holders of Company Securities on the Record Date set pursuant to SECTION 8.04 (and also subject to SECTION 4.03(e)) shall be entitled to notice of, and to vote at, a meeting of the Shareholders or to act with respect to matters as to which the holders of the Company Securities have the right to vote or to act. All references in this Agreement to votes of, or other acts that may betaken by, the Company Securities shall be deemed to be references to the votes or acts of the Record Holders of such Company Securities.

            (b) With respect to Company Securities that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Company Securities are registered, such broker, dealer or other agent shall, in exercising the voting rights in respect of such Company Securities on any matter, and unless the arrangement between such Persons provides otherwise, vote such Company Securities on the behalf, and at the direction, of the Person who is the Beneficial Owner, and the Company shall be entitled to assume it is so acting without further inquiry.

            (c) With respect to any Shareholder action, broker non-votes and other non-votes shall not be counted as votes "for" or "against" any matter unless otherwise required by Law.

                                   ARTICLE IX
                                    COVENANTS

      SECTION 9.01.  COVENANTS.

            (a)   The Company shall:

                  (i) use the net proceeds from the Initial Public Offering for the purchase of I-Units and other rights as contemplated by this Agreement;

                  (ii) not sell, pledge or otherwise transfer any I-Units or such other rights except as contemplated by this Agreement;

                  (iii) not issue options, warrants or other securities
            entitling holder thereof to subscribe for or purchase Company Securities;

                  (iv)  not borrow money or issue debt;

                  (v) except as provided by SECTION 7.03, not effect a liquidation, merger, recapitalization or similar transaction involving the Company; and

                  (vi)  not purchase Company Securities.

            (b) The Purchaser (as defined in the Purchase Provisions) shall not take any action that would result in the occurrence of a Special Event described in clause (c) of the definition of "Special Event" in the Purchase Provisions unless, prior to the occurrence of such Special Event, the Purchaser has notified the Company and the Partnership that the occurrence of such Special Event shall constitute a Mandatory Purchase Event.

            (c) The covenants set forth in this SECTION 9.01 may be amended or waived upon obtaining the approval of the Record Holders of a majority of the Outstanding Listed Shares (excluding for all purposes of such approval any Listed Shares Beneficially Owned by the Record Holders of Voting Shares and their Affiliates).

                                    ARTICLE X
                               GENERAL PROVISIONS

      SECTION 10.01. FISCAL YEAR. The fiscal year of the Company shall be the calendar year.

      SECTION 10.02. OFFSET. Whenever the Company is to pay any sum to any Shareholder, any amounts that Shareholder owes the Company may be deducted from that sum before payment.

      SECTION 10.03. NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this

Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile, telegram, telex, cablegram or similar transmission, and a notice, request or consent given under this Agreement is effective on receipt by the Person to receive it. Whenever any notice is required to be given by Law, the Organizational Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

      SECTION 10.04. ENTIRE AGREEMENT. This Agreement, including the Purchase Provisions, amends and restates the Prior Agreement in its entirety and constitutes the entire agreement among the Shareholders and the Company pertaining to the subject matter hereof.

      SECTION 10.05. WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

      SECTION 10.06. BINDING EFFECT. This Agreement is binding upon and shall inure to the benefit of the Shareholders, the Assignees and their respective executors, administrators, successors and legal representatives.

      SECTION 10.07. GOVERNING LAW; SEVERABILITY. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware without regard to the principles of conflicts of law. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Organizational Certificate or (b) any mandatory, non-waivable provision of the Act, such provision of the Organizational Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by Law.

      SECTION 10.08. FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as maybe necessary or appropriate to achieve the purposes of this Agreement.

      SECTION 10.09. NO RIGHT TO ACTION FOR DISSOLUTION OR PARTITION. No Shareholder has any right to maintain any action for dissolution of the Company or for partition of the property of the Company.

      SECTION 10.10. THIRD-PARTY BENEFICIARIES. The Shareholders, the Assignees, the Indemnitees and their respective executors, administrators, successors and legal representatives shall be considered to be third-party beneficiaries of this Agreement, including the Purchase Provisions.

      SECTION 10.11. CREDITORS. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company in its capacity as such.

      SECTION 10.12. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Company Security, upon (a) the acquisition by such Person of the Certificate evidencing such Company Security or (b) the transfer of such Company Security to such Person by book-entry transfer in accordance with SECTION 3.04(b).

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                    Organizational Shareholder and Record Holder of Voting Shares:



                                    ENBRIDGE ENERGY COMPANY, INC.



                                    By:
                                             ----------------------------------
                                    Name:
                                             ----------------------------------
                                    Title:
                                             ----------------------------------





                                    All holders of Listed Shares



                                    By:
                                             ----------------------------------
                                             Attorney-in-fact authorized by the

                                             Board of Directors

                                                                         ANNEX A

                               PURCHASE PROVISIONS

      These Purchase Provisions, dated as of __________, 2002, are an integral part of the Amended and Restated Limited Liability Company Agreement of Enbridge Energy Management, L.L.C., dated as of ____________, 2002.

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01. DEFINITIONS. In these Purchase Provisions, the following terms shall have the following respective meanings:

      "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "AVERAGE MARKET PRICE" for any security means the average of the Closing Prices for such security for the consecutive Trading Days in the period specified in the relevant Article of these Purchase Provisions ending on the Trading Day specified in the relevant Article of these Purchase Provisions.

      "BENEFICIAL OWNER" has the meaning set forth in Rules 13d-3 and 13d-5 under the Securities Exchange Act, as in effect on the date of these Purchase Provisions, and the terms "BENEFICIAL OWNERSHIP," "BENEFICIALLY OWN" and "BENEFICIALLY OWNED" and similar terms have correlative meanings.

      "BOARD OF DIRECTORS OF THE COMPANY" means the board of directors of the Company established pursuant to the LLC Agreement.

      "BOARD OF DIRECTORS OF THE PURCHASER" means (a) if the Purchaser is Enbridge Inc., the board of directors of Enbridge Inc.; (b) if the Purchaser is a limited partnership with a corporate general partner or is any other corporation, the board of directors of such corporate general partner or corporation; and (c) if the Purchaser is any other form of entity, the board of directors or other comparable governing body of such entity.

      "BUSINESS DAY" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the State of New York [or the government of Canada or the Province of Alberta]
 shall not be regarded as a Business Day.

      "CLOSING PRICE" means (a) for securities that are listed on a National Securities Exchange, the last sale price for that day, regular way, or, if there are no sales on that day, the average of the closing bid and asked prices for that day, regular way, in either case as reported in the principal composite transactions reporting system for the principal National Securities Exchange on which the securities are listed; or (b) for securities that are not listed on a National Securities Exchange, (i) the last quoted price on that day, or if no price is quoted, the average of the high bid and low asked prices on that day, each as reported by the National Association of Securities Dealers Automated Quotation System; (ii) if on that day the securities are not so quoted, the average of the closing bid and asked prices on that day furnished by a professional market maker in the securities selected by the Board of Directors of the Purchaser; or (iii) if on that day no market maker is making a market in the securities, the fair value of the securities as determined by the Board of Directors of the Purchaser.

      "COMMON UNITS" has the meaning assigned to it in the Partnership
Agreement.

      "COMPANY" means Enbridge Energy Management, L.L.C., a Delaware limited liability company.

      "CONTROLLING ENTITY" has the meaning set forth in clause (c)(ii) of the definition of Special Event in this Section 1.01.

      "ENBRIDGE INC." means Enbridge Inc., a Canadian corporation, its successors by merger and any Person who succeeds to its obligations under these Purchase Provisions and the Tax Indemnification Agreement in connection with an acquisition of all or substantially all of its assets by such Person.

      "ENTITY" means a corporation, limited liability company, joint venture, partnership, trust, unincorporated organization, association or other entity.

      "GENERAL PARTNER" means the general partner of the Partnership. On the date of these Purchase Provisions, the General Partner is Enbridge Energy Company, Inc.

      "I-UNITS" has the meaning assigned to it in the Partnership Agreement.

      "LAW" has the meaning assigned to such term in the LLC Agreement.

      "LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of the Company dated as of __________, 2002, including these Purchase Provisions.

      "LISTED SHARES" means the limited liability company interests in the Company designated in the LLC Agreement as "LISTED SHARES."

      "MANDATORY PURCHASE" means the purchase of Listed Shares pursuant to
Article 2.

      "MANDATORY PURCHASE DATE" has the meaning set forth in Section 2.03(d).

      "MANDATORY PURCHASE EVENT" means the occurrence of a Special Event which the Purchaser has notified the Company and the Partnership, prior to its occurrence, shall constitute a Mandatory Purchase Event.

      "MANDATORY PURCHASE NOTICE" has the meaning set forth in Section 2.03.

      "MANDATORY PURCHASE PRICE" means the higher of the Average Market Price for the Listed Shares and the Average Market Price for the Common Units, in each case as determined by the 10 consecutive Trading Day period ending on the Trading Day immediately prior to the date of the Mandatory Purchase Event.

      "NATIONAL SECURITIES EXCHANGE" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act.

      "NOTICE DATE" means the date on which the Purchaser either mails the relevant Purchase Notice to the holders of Listed Shares or delivers copies of the relevant Purchase Notice to the Transfer Agent for mailing to the holders of Listed Shares.

      "OPTIONAL PURCHASE" means the purchase of Listed Shares at the election of the Purchaser pursuant to Article 3 or Article 4.

      "OPTIONAL PURCHASE CONDITION FOR COMMON UNITS AND LISTED SHARES" means any time at which the sum of the number of Common Units held by the Purchaser and its Affiliates plus the number of Listed Shares held by the Purchaser and its Affiliates equals 85% or more of the sum of the aggregate number of Common Units then outstanding plus the aggregate number of Listed Shares then outstanding.

      "OPTIONAL PURCHASE CONDITION FOR LISTED SHARES" means any time at which the Purchaser and its Affiliates hold 80% or more of the then outstanding Listed Shares.

      "OPTIONAL PURCHASE DATE" means the date selected by the Purchaser for the Optional Purchase of Listed Shares pursuant to Section 3.02 or Section 4.02.

      "OPTIONAL PURCHASE NOTICE" has the meaning set forth in Section 3.02.

      "OPTIONAL PURCHASE NOTICE FOR COMMON UNITS AND LISTED SHARES" has the meaning set forth in Section 4.02.

      "OPTIONAL PURCHASE PRICE FOR COMMON UNITS AND LISTED SHARES" means a price which is equal to the greatest of: (a) the Average Market Price for the Common Units for the 20 consecutive Trading Day period ending on the fifth Trading Day prior to the Notice Date, (b) the highest price the Purchaser or its Affiliates paid for Common Units during the 90 calendar day period ending on the day prior to the Notice Date, (c) the Average Market Price for the Listed Shares for the 20 consecutive Trading Day period ending on the fifth Trading Day prior to the Notice Date, and (d) the highest price the Purchaser or its Affiliates paid for Listed Shares (other than pursuant to these Purchase Provisions) during the 90 calendar day period ending on the day prior to the Notice Date. To the extent that the price paid for Listed Shares or Common Units in clauses (b) or (d) is paid in securities, the value of such securities shall be the Closing Price for such securities on the day the purchase of the Listed Shares or Common Units is effected. To the extent that the price paid for Listed Shares or Common Units in clauses (b) or (d) is paid other than in cash or securities, the value of such the other consideration (and therefore the price paid for such Listed Shares or Common Units) shall be as determined by the Board of Directors of the Purchaser.

      "OPTIONAL PURCHASE PRICE FOR LISTED SHARES" means a price which is equal to 110% of the greater of: (a) the Average Market Price for the Listed Shares for the 10 consecutive Trading Day period ending on the fifth Trading Day prior to the Notice Date, and (b) the highest price Purchaser or its Affiliates paid for Listed Shares (other than pursuant to these Purchase Provisions) during the 90 calendar day period ending on the day prior to the Notice Date. To the extent that the price paid for Listed Shares in clause
(b) is paid in securities, the value of such securities shall be the Closing Price for such securities on the day the purchase of the Listed Shares is effected. To the extent that the price paid for Listed Shares in clause (b) is paid other than in cash or securities, the value of such the other consideration (and therefore the price paid for such Listed Shares) shall be as determined by the Board of Directors of the Purchaser.

      "PARTNERSHIP" means Enbridge Energy Partners, L.P., a Delaware limited partnership.

      "PARTNERSHIP AGREEMENT" means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of _________, 2002. "PARTNERSHIP NOTICE" has the meaning set forth in Section 4.02.

      "PERSON" means a natural person or an Entity.

      "PURCHASE DATE" means either a Mandatory Purchase Date or an Optional Purchase Date.

      "PURCHASE NOTICE" means a Mandatory Purchase Notice, an Optional Purchase Notice, or an Optional Purchase Notice for Common Units and Listed Shares.

      "PURCHASE PRICE" means the Mandatory Purchase Price, the Optional Purchase Price for Listed Shares or the Optional Purchase Price for Common Units and Listed Shares.

      "PURCHASE PROVISIONS" means these Purchase Provisions, which are attached to the LLC Agreement as Annex A and hereby made a part of the LLC Agreement.

      "PURCHASER" means the Person with the obligation to make the Mandatory Purchase and the right to make an Optional Purchase pursuant to these Purchase Provisions. The Purchaser initially is Enbridge Inc.

      "RECORD HOLDER" has the meaning assigned to such term in the LLC Agreement, in the case of Listed Shares, or in the Partnership Agreement, in the case of Units.

      "SECTION" means a section of these Purchase Provisions.

      "SECURITIES ACT" means the United States Securities Act of 1933, as amended from time to time and any successor to such statute and all rules and regulations promulgated thereunder.

      "SECURITIES EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended from time to time and any successor to such statute and all rules and regulations promulgated thereunder.

      "SIMILAR COMMON UNIT SECURITY" means a security which has in all material respects the same rights and privileges as the Common Units.

      "SIMILAR I-UNIT SECURITY" means a security that has in all material respects the same rights and privileges as the I-Units.

      "SPECIAL EVENT" means any one of the following:

            (a) the occurrence of the first day on which the aggregate amount of distributions or other payments by the Partnership on the Common Units (other than distributions or payments made in Common Units or Similar Common Unit Securities, but including distributions and other payments pursuant to an issuer tender offer by the Partnership) during the immediately preceding 360-day period exceeds 50% of the Average Market Price of a Common Unit during the 10 consecutive Trading Day period ending on the last Trading Day prior to the first day of such 360-day period;

            (b) the merger of the Partnership with or into another Person in any case where the Partnership is not the surviving entity, or the sale of all or substantially all of the assets of the Partnership and its subsidiaries, taken as a whole, to another Person, unless in the transaction:

                  (i) the only consideration the Company receives in exchange for all of its I-Units is a Similar I-Unit Security of the Person that is the surviving Entity or that purchased the assets; and

                  (ii) the only consideration received by the holders of Common
            Units is Similar Common Unit Securities and/or cash, and the amount of cash received per Common Unit does not exceed 33?% of the Average Market Price of a Common Unit for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the execution of the definitive agreement for the transaction; and

            (c) the occurrence of an event resulting in the Purchaser and its Affiliates ceasing to be the Beneficial Owners of more than 50% of the total voting power of all shares of capital stock of the General Partner, unless:

                  (i) the event results from the removal of the General Partner as general partner of the Partnership by the limited partners of the Partnership, or

                  (ii)  the event results in:

                        A. another Person becoming the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the

                  General Partner (such other Person being referred to herein as the "CONTROLLING ENTITY");

                        B. the Controlling Entity is organized under the laws of a state in the United States;

                        C. the Controlling Entity has long term unsecured debt
                  with an investment grade credit rating, as determined by Moody's Investor Services, Inc. and Standard & Poor's Rating Service, immediately prior to the event that results in the Controlling Entity becoming the Beneficial Owner of more than 50% of the total voting power of all shares of capital stock of the General Partner; and

                        D.    the Controlling Entity assumes all
                  obligations of the Purchaser and Enbridge Inc. to the Company and to the holders of the Listed Shares under these Purchase Provisions and the Tax Indemnification Agreement, respectively.

      "SUBSIDIARY," when used in connection with the Partnership, means any Affiliate of the Partnership which the Partnership controls, and of which the Partnership owns, directly or indirectly, a majority of the aggregate shares, partnership interests or other equity interests.

      "TAX INDEMNIFICATION AGREEMENT" means the Tax Indemnification Agreement dated as of ___________, 2002, between Enbridge Inc. and the Company.

      "TRADING DAY" for any security means a day on which:

            (a) the principal National Securities Exchange on which such security is listed or admitted to trading is open for business; or

            (b) if such security is not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York, New York generally are open.

      "TRANSFER AGENT" means any bank, trust company or other Person (including the Company or any Affiliate of the Company) appointed from time to time by the Board of Directors of the Company to act as registrar and transfer agent for the Listed Shares. On the date of these Purchase Provisions, Mellon Investor Services is the Transfer Agent.

      "UNITS" has the meaning assigned to such term in the Partnership
Agreement.

      SECTION 1.02. RULES OF CONSTRUCTION. Unless the context otherwise clearly requires:

            (a) the terms defined in Section 1.01 have the meanings assigned to them in that Section for purposes of these Purchase Provisions; terms defined both in the LLC Agreement and elsewhere in these Purchase Provisions shall in such other portions of the LLC Agreement have the meanings ascribed to them in the LLC Agreement;

            (b) terms defined include the plural as well as the singular and vice versa;

            (c) references to any document, agreement, instrument or provision thereof mean such document, agreement, instrument or provisions thereof as the same may be duly amended, supplemented or restated from time to time;

            (d)   "INCLUDING" means including without limitation;

            (e)   "OR" is not exclusive; and

            (f) the words "HEREIN," "HEREOF," "HEREUNDER" and other words of similar import refer to these Purchase Provisions as a whole and not to any particular Article or other subdivision.

                                   ARTICLE II
                               MANDATORY PURCHASE

      SECTION 2.01. MANDATORY PURCHASE EVENT. Upon the occurrence of a Mandatory Purchase Event, the Purchaser shall purchase all, but not less than all, of the outstanding Listed Shares that are not held by the Purchaser or its Affiliates at the Mandatory Purchase Price, pursuant to the provisions of this Article 2. The Mandatory Purchase Price for any fractional Listed Share shall be the Mandatory Purchase Price for a whole Listed Share times the fraction of the Listed Share to be purchased. In determining whether any fractional Listed Shares are outstanding, all certificates registered in the name of the same holder of Listed Shares shall be aggregated.

      SECTION 2.02. NOTICE TO TRANSFER AGENT. Promptly, but in no case later than three Business Days, following the occurrence of a Mandatory Purchase Event, the Purchaser shall give notice to the Transfer Agent that a Mandatory Purchase Event has occurred, and request that the Transfer Agent mail the Mandatory Purchase Notice to the record holders of the Listed Shares as of earlier of the date of the Mandatory Purchase Event or the most recent practicable date. If the Purchaser so requests, the Transfer Agent shall, and the Company shall use its reasonable efforts to cause the Transfer Agent to, mail the Mandatory Purchase Notice to such record holders of Listed Shares.

      SECTION 2.03. PURCHASE NOTICE. Within three Business Days following the occurrence of a Mandatory Purchase Event, the Purchaser shall mail, or deliver to the Transfer Agent for mailing and cause the Transfer Agent to mail, to the record holders of the Listed Shares described in Section 2.02, a notice (the "MANDATORY PURCHASE NOTICE") which shall state:

            (a) that a Mandatory Purchase Event has occurred and that pursuant to the provisions of the LLC Agreement and these Purchase Provisions the Purchaser will purchase all of the outstanding Listed Shares that are not held by the Purchaser or its Affiliates at the Mandatory Purchase Price;

            (b) a brief description of the circumstances and relevant facts regarding the Mandatory Purchase Event;

            (c) the dollar amount per Listed Share of the Mandatory Purchase Price;

            (d) the date on which the Listed Shares will be purchased (the "PURCHASE DATE"), which shall be no later than five Business Days from the date the Mandatory Purchase Notice is mailed by the Purchaser or the Transfer Agent; and

            (e) the instructions a holder of Listed Shares must follow, including any other documents such holder must deliver, in order to receive the Mandatory Purchase Price.

      Any such Mandatory Purchase Notice mailed to a record holder of Listed Shares at such holder's address as reflected in the records of the Transfer Agent as of the time set forth in Section 2.02, or delivered by the Purchaser to the Transfer Agent for mailing to such holders, shall be conclusively presumed to have been given, whether or not such holder receives such notice. Failure to give any such notice to any particular holder or holders shall not affect the validity of the Mandatory Purchase pursuant to these Purchase Provisions.

      SECTION 2.04. DEPOSIT OF FUNDS; EFFECT OF PURCHASE. On or prior to the Mandatory Purchase Date, the Purchaser shall irrevocably deposit with the Transfer Agent funds sufficient to pay the Mandatory Purchase Price for all outstanding Listed Shares that on the date of such deposit are not held by the Purchaser or its Affiliates. After the date of such deposit and prior to the Mandatory Purchase Date, neither the Purchaser nor any of its Affiliates shall dispose of any Listed Shares held by them, other than to the Purchaser or any of its Affiliates. The Transfer Agent shall return to the Purchaser any funds not so required for the purchase of Listed Shares that on the Mandatory Purchase Date are not held by the Purchaser or its Affiliates. If the Purchaser so deposits such funds with the Transfer Agent, and if the Purchaser has delivered the Mandatory Purchase Notice to the Transfer Agent for mailing to the record holders of the Listed Shares, then from and after the Mandatory Purchase Date, notwithstanding that any certificate representing Listed Shares shall not have been surrendered for purchase, all rights of the holders of such Listed Shares as such, including any other rights under the LLC Agreement and the rights to receive any distributions on Listed Shares that have been declared (or a record date for which has been set) but that have not been paid or made, shall thereupon cease, except the right to receive the Mandatory Purchase Price, without interest, upon surrender to the Transfer Agent of the certificates representing such Listed Shares, with such other documents as may be required by the Mandatory Purchase Notice, in compliance with the instructions in the Mandatory Purchase Notice, and such Listed Shares shall from and after the Mandatory Purchase Date be deemed to be purchased by the Purchaser and shall be transferred to the Purchaser on the record books of the Transfer Agent, and the Purchaser shall be deemed to be the owner of such Listed Shares from and after the Mandatory Purchase Date and shall have all rights as the owner and record holder of such Listed Shares.

      SECTION 2.05. TERMINATION OF MANDATORY PURCHASE OBLIGATION. The provisions of this Article 2 shall terminate and be of no further force and effect upon the occurrence of any of the following events:

            (a) the removal of the General Partner as general partner of the Partnership by the limited partners of the Partnership; or

            (b) the occurrence of a Special Event that is not also a Mandatory Purchase Event.

                                   ARTICLE III
                                OPTIONAL PURCHASE

      SECTION 3.01. OPTIONAL PURCHASE CONDITION FOR LISTED SHARES. At any time when the Optional Purchase Condition for Listed Shares exists, the Purchaser may elect, but shall not be obligated, to purchase all, but not less than all, of the outstanding Listed Shares that are not held by the Purchaser or its Affiliates at the Optional Purchase Price for Listed Shares pursuant to the provisions of this Article 3. The Purchase Price for any fractional Listed Share purchased pursuant to this Article 3 shall be the Optional Purchase Price for Listed Shares times the fraction of the Listed Share to be purchased. In determining whether any fractional Listed Shares are outstanding, all certificates registered in the name of the same holder of Listed Shares shall be aggregated.

      SECTION 3.02. OPTIONAL PURCHASE NOTICE. The Purchaser may exercise its election to make an Optional Purchase by delivering copies of a notice (the "OPTIONAL PURCHASE NOTICE") to the Transfer Agent not less than ten days and not more than 60 days prior to the date the Purchaser selects for the Optional Purchase (the "OPTIONAL PURCHASE DATE"). The Transfer Agent shall, and the Company will use its reasonable efforts to cause the Transfer Agent to, mail the Optional Purchase Notice to the record holders of Listed Shares as of the most recent practicable date. Any such Optional Purchase Notice mailed to a record holder of Listed Shares at his address as reflected in the records of the Transfer Agent, or delivered by the Purchaser to the Transfer Agent for mailing to such holders, shall be conclusively presumed to have been given, whether or not such holder receives such notice. Failure to give such notice to any particular holder or holders shall not affect the validity of the Optional Purchase pursuant to these Purchase Provisions. So long as the Optional Purchase Condition for Listed Shares exists on the date of the Optional Purchase Notice, the Purchaser may purchase such Listed Shares pursuant to these Optional Purchase provisions, whether or not the Optional Purchase Condition for Listed Shares continues to exist on the Optional Purchase Date. The Optional Purchase Notice shall state:

            (a) that as of the date of such Optional Purchase Notice, the Optional Purchase Condition for Listed Shares exists, and that the Purchaser has elected to make the Optional Purchase pursuant to the terms of the LLC Agreement and these Purchase Provisions;

            (b)   the Optional Purchase Price;

            (c)   the Optional Purchase Date; and

            (d) the instructions a holder of Listed Shares must follow, including any other documents a holder of Listed Shares must deliver, in order to receive the Optional Purchase Price.

      SECTION 3.03. DEPOSIT OF FUNDS; EFFECT OF PURCHASE. On or prior to the Optional Purchase Date, the Purchaser shall irrevocably deposit with the Transfer Agent funds sufficient to pay the Optional Purchase Price for Listed Shares for all outstanding Listed Shares that on the date of such deposit are not held by the Purchaser or its Affiliates. After the date of such deposit and prior to the Optional Purchase Date, neither the Purchaser nor any of its Affiliates shall dispose of any Listed Shares held by them, other than to the Purchaser or any of its Affiliates. The Transfer Agent shall return to the Purchaser any funds not so required for the purchase of Listed Shares that on the Optional Purchase Date are not held by the Purchaser or its Affiliates. If the Purchaser so deposits such funds with the Transfer Agent, and if the Purchaser has delivered the Optional Purchase Notice to the Transfer Agent for mailing to the record holders of the Listed Shares, then from and after the Optional Purchase Date, notwithstanding that any certificate representing Listed Shares shall not have been surrendered for purchase, all rights of the holders of such Listed Shares as such, including any other rights under the LLC Agreement and the rights to receive any distributions on Listed Shares that have been declared (or a record date for which has been set) but that have not been paid or made, shall thereupon cease, except the right to receive the Optional Purchase Price for Listed Shares, without interest, upon surrender to the Transfer Agent of the certificates representing such Listed Shares, with such other documents as may be required by the Optional Purchase Notice, in compliance with the instructions in the Optional Purchase Notice, and such Listed Shares shall from and after the Optional Purchase Date be deemed to be purchased by the Purchaser and shall be transferred to the Purchaser on the record books of the Transfer Agent, and the Purchaser shall be deemed to be the owner of such Listed Shares from and after the Optional Purchase Date and shall have all rights as the owner of such Listed Shares.

                                   ARTICLE IV
            OPTIONAL PURCHASE OF COMMON UNITS AND LISTED SHARES

      SECTION 4.01. OPTIONAL PURCHASE CONDITION FOR COMMON UNITS AND LISTED SHARES. If at any time when the Optional Purchase Condition for Common Units and Listed Shares exists, the Purchaser may elect, but shall not be obligated, to purchase all, but not less than all, of the outstanding Listed Shares that are not held by the Purchaser or its Affiliates at the Optional Purchase Price for Common Units and Listed Shares pursuant to the provisions of this Article 4, but only if the General Partner or its assignee elects to purchase all, but not less than all, of the outstanding Common Units that are not held by the Purchaser or its Affiliates pursuant to the provisions of the Partnership Agreement. The Purchase Price for any fractional Listed Share purchased pursuant to this Article 4 shall be the Optional Purchase Price for Common Units and Listed Shares times the fraction of the Listed Share to be purchased. In determining whether any fractional Listed Shares are outstanding, all certificates registered in the name of the same holder of Listed Shares shall be aggregated.

      SECTION 4.02. OPTIONAL PURCHASE NOTICE FOR COMMON UNITS AND LISTED SHARES. The Purchaser may exercise its election to make an Optional Purchase of Common Units and Listed Shares by delivering copies of a notice (the "OPTIONAL PURCHASE NOTICE FOR COMMON UNITS AND LISTED SHARES") to the Transfer Agent not less than ten days and not more than 60 days prior to the date the Purchaser selects for the Optional Purchase (the "OPTIONAL PURCHASE DATE"). The Optional Purchase Notice for Common Units and Listed Shares shall not be effective, however, unless and until the later to occur of (i) delivery of the Optional Purchase Notice for Common Units and Listed Shares to the Transfer Agent and (ii) delivery to the transfer agent for the Common Units of a similar notice with respect to the purchase of all outstanding Common Units not owned by the Purchaser and its Affiliates (the "PARTNERSHIP NOTICE") pursuant to the provisions of the Partnership Agreement. After both the Partnership Notice has been given to the transfer agent for the Common Units and the Optional Purchase Notice for Common Units and Listed Shares has been given to the Transfer Agent, the Transfer Agent shall, and the Company will use its reasonable efforts to cause the Transfer Agent to, mail the Optional Purchase Notice for Common Units and Listed Shares to the record holders of Listed Shares as of the most recent practicable date. Any such Optional Purchase Notice for Common Units and Listed Shares mailed to a record holder of Listed Shares at his address as reflected in the records of the Transfer Agent, or delivered by the Purchaser to the Transfer Agent for mailing to such holders, shall be conclusively presumed to have been given, whether or not such holder receives such notice. Failure to give such notice to any particular holder or holders shall not affect the validity of the purchase pursuant to these Purchase Provisions. So long as the Optional Purchase Condition for Common Units and Listed Shares exists on the date of the Optional Purchase Notice for Common Units and Listed Shares, the Purchaser may purchase such Listed Shares pursuant to these Optional Purchase provisions, whether or not the Optional Purchase Condition for Common Units and Listed Shares continues to exist on the Optional Purchase Date. The Optional Purchase Notice for Common Units and Listed Shares shall state:

            (a) that with respect to Listed Shares that on the Optional Purchase Date are not held by the Purchaser or its Affiliates, the Purchaser has elected to make the Optional Purchase for Common Units and Listed Shares pursuant to the terms of the LLC Agreement and these Purchase Provisions and that the General Partner or its assignee has elected to make the purchase of Common Units pursuant to the similar provisions of the Partnership Agreement;

            (b)   the Optional Purchase Price for Common Units and Listed
      Shares;

            (c)   the optional Purchase Date; and

            (d) the instructions a holder of Listed Shares must follow, including any other documents such holder must deliver, in order to receive the Optional Purchase Price for Common Units and Listed Shares.

      SECTION 4.03. DEPOSIT OF FUNDS; EFFECT OF PURCHASE. On or prior to the Optional Purchase Date, the Purchaser shall irrevocably deposit with the Transfer Agent funds sufficient to pay the Optional Purchase Price for Common Units and Listed Shares for all outstanding Listed Shares that on the date of such deposit are not held by the Purchaser or its Affiliates. After the date of such deposit and prior to the Optional Purchase Date, neither the Purchaser nor any of its Affiliates shall dispose of any Listed Shares held by them, other than to the Purchaser or any of its Affiliates. The Transfer Agent shall return to the Purchaser any funds not so required for such purchase. If the Purchaser so deposits funds with the Transfer Agent, and if the Purchaser has delivered the Optional Purchase Notice for Common Units and Listed Shares to the Transfer Agent for mailing to the record holders of the Listed Shares, then from and after the Optional Purchase Date, notwithstanding that any certificate representing Listed Shares shall not have been surrendered for purchase, all rights of the holders of such Listed Shares as such, including any other rights under the LLC Agreement and the right to receive any distributions on Listed Shares that have been declared (or a record date for which has been set) but that have not been paid or made, shall thereupon cease, except the right to receive the Optional Purchase Price

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for Common Units and Listed Shares, without interest, upon surrender to the
Transfer Agent of the certificates representing such Listed Shares, with such other documents as may be required by the Optional Purchase Notice for Common Units and Listed Shares, in compliance with the instructions in the Optional Purchase Notice for Common Units and Listed Shares, and such Listed Shares shall from and after the Optional Purchase Date be deemed to be purchased by the Purchaser and shall be transferred to the Purchaser on the record books of the Transfer Agent, and the Purchaser shall be deemed to be the owner of such Listed Shares from and after the Optional Purchase Date and shall have all rights as the owner of such Listed Shares.

                                    ARTICLE V
                        RESPONSIBILITY OF TRANSFER AGENT

      SECTION 5.01. RESPONSIBILITY OF TRANSFER AGENT FOR PURCHASE PROVISIONS. The Transfer Agent, in such capacity, shall not at any time be under any duty or responsibility to any holder of Listed Shares to determine whether any Mandatory Purchase Event has occurred, or with respect to the amount of the Purchase Price to be paid, or with respect to the method employed, or herein provided to be employed, in calculating the same. The Transfer Agent, in such capacity, shall not be responsible for any failure of the Purchaser to make or calculate any cash payment or for any failure of the Purchaser to comply with any of the Purchase Provisions.

      SECTION 5.02. DELIVERIES TO HOLDERS AND FORMER HOLDERS. Whenever the Purchaser or the Company may deliver to the Transfer Agent for mailing or delivery to the record holders or former record holders of Listed Shares any notice, communication, Purchase Price or other payment or other matter deliverable to record holders or former record holders of Listed Shares under these Purchase Provisions, the Transfer Agent shall promptly mail or deliver such notice, communication or payment or matter to the relevant record holder or former record holder, and the Company shall use its reasonable efforts to cause the Transfer Agent to do so.

                                   ARTICLE VI
                         BINDING EFFECT ON THE PURCHASER

      SECTION 6.01. ADOPTION OF PURCHASE PROVISIONS BY PURCHASER. Enbridge Inc., as the initial Purchaser pursuant to these Purchase Provisions, has executed in the place provided below and delivered to the Company a copy of these Purchase Provisions, pursuant to which Enbridge Inc. has, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, adopted and agreed to be subject to and bound by these Purchase Provisions as the Purchaser hereunder. Enbridge Inc. further acknowledges and agrees that these Purchase Provisions and its obligations hereunder are for the benefit of and shall be enforceable by any record holder of Listed Shares.

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                                   ARTICLE VII
                                CERTAIN COVENANTS

      SECTION 7.01. FILINGS AND CONSENTS. The Purchaser and the Company will use their reasonable best efforts to make or cause to be made any registrations and filings with governmental authorities required of such party or any of its subsidiaries or Affiliates, and to obtain any consents, authorizations, approvals or failures to object of governmental authorities required with respect to such party or any of its subsidiaries or Affiliates, that are necessary for the consummation of a Mandatory Purchase or an Optional Purchase hereunder, (i) in the case of a Mandatory Purchase, prior to the occurrence of a Mandatory Purchase Event, and (ii) in the case of an Optional Purchase, prior to the Optional Purchase Date.

      SECTION 7.02. RULE 13E-3 COMPLIANCE. Enbridge Inc. agrees that it will comply with Rule 13e-3 under the Securities Exchange Act in connection with a Mandatory Purchase Event or if it makes an Optional Purchase.

                                  ARTICLE VIII
                                   AMENDMENTS

      SECTION 8.01. AMENDMENT. Except as provided in Section 8.01 of the LLC Agreement and Section 8.02 of these Purchase Provisions, these Purchase Provisions may be amended by an agreement in writing signed by the Company and the Purchaser without the vote, approval or consent of the holders of any of the Listed Shares.

      SECTION 8.02. CERTAIN AMENDMENTS WITHOUT VOTE. Notwithstanding the foregoing provisions and the other provisions of the LLC Agreement with respect to amendments to these Purchase Provisions, the Board of Directors of the Company has reserved the right to make, with the written consent of the Purchaser, and may make, with the written consent of the Purchaser, changes in the Listed Shares and these Purchase Provisions to meet the requirements of applicable Law and to effect the intent of the LLC Agreement, and also may make other changes which the Board of Directors of the Company determines in its sole discretion will not have a material adverse effect on the rights and privileges of the Listed Shares, in each case without the vote, consent or approval of the holders of any Listed Shares. In addition, notwithstanding the foregoing provisions with respect to amendments, (a) in the case of (i) any merger of the Partnership, whether or not the Partnership is the survivor, that is the subject of a vote of Record Holders of Units and does not constitute a Special Event, and (ii) any recapitalization, reorganization or similar transaction of the Partnership, in each case that is the subject of a vote of Record Holders of Units and does not constitute a Special Event, or (b) if any Person becomes a Controlling Entity in a transaction complying with the requirements of clause (c)(ii) of the definition of "Special Event" in these Purchase Provisions, such amendments as the Board of Directors of the Company deems appropriate in its good faith discretion and are agreed to by the Purchaser may be made in these Purchase Provisions to accommodate, in the case of clause (a), such merger, recapitalization, reorganization, or similar transaction, or, in the case of clause (b), the assumption by such Person of the obligations of the Purchaser under these Purchase Provisions, and any such amendment shall be deemed not to have such a material adverse effect or reduce the time for any notice, and therefore may be made without the vote, consent or approval of the Record Holders of Listed Shares.

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                            ADOPTION BY ENBRIDGE INC.

      Enbridge Inc., as the Purchaser pursuant to these Purchase Provisions, has executed in the place provided below and delivered to the Company a copy of these Purchase Provisions, pursuant to which Enbridge Inc. has, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, adopted and agreed to be subject and bound by these Purchase Provisions as the Purchaser hereunder and by Section 9.01(b) of the LLC Agreement. Enbridge Inc. further acknowledges and agrees that these Purchase Provisions, Section 9.01(b) of the LLC Agreement and its obligations hereunder and thereunder are for the benefit of and shall be enforceable by any record holder of Listed Shares.

Dated:                  , 2002

                                       ENBRIDGE INC.


                                       By:
                                            ------------------------------------
                                                  Authorized Officer























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